UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 CURRENT REPORT

IHEALTHCARE, INC.

(Exact name of registrant as specified in its charter)

Date: May 16, 2016

Delaware	5900	47-3002847
(State or Other Jurisdiction of Incorporation)	(Primary Standard Classification Code)	(IRS Employer Identification No.)

141 NE 3rd Avenue, Miami, FL

Telephone: 305-751-2327

(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Please send copies of all correspondence to:

V Financial Group, LLC

780 Reservoir Avenue, #123

Cranston, RI 02910

TELEPHONE: (401) 440-9533

FAX: (401) 633-7300

Email: Jeff@vfinancialgroup.com

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration Statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_|

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.

Large accelerated filer |_|	Accelerated filer |_|
Non-accelerated filer |_| (Do not check if a smaller reporting company)	Smaller reporting company |X|

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (2)

Common Stock, $0.0001 par value	250,000	$0.25	$62,500	$6.29

(1)	The offering price has been arbitrarily determined by the Company and bears no relationship to assets, earnings, or any other valuation criteria. No assurance can be given that the shares offered hereby will have a market value or that they may be sold at this, or at any price.

(2)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(o) of the Securities Act of 1933.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY OUR EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SECURITIES BEING REGISTERED HEREIN MAY NOT BE SOLD UNTIL THIS REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED. THERE IS NO MINIMUM PURCHASE REQUIREMENT FOR THE OFFERING TO PROCEED.

PRELIMINARY PROSPECTUS

IHEALTHCARE, INC.

250,000 SHARES OF COMMON STOCK

$0.0001 PAR VALUE PER SHARE

Prior to this Offering, no public market has existed for the common stock of Ihealthcare, Inc.  Upon completion of this Offering, we will attempt to have the shares quoted on the OTCQB operated by the OTC Markets Group. There is no assurance that the Shares will ever be quoted on the OTCQB. To be quoted on the OTCQB, a market maker must apply to make a market in our common stock.  As of the date of this Prospectus, we have not made any arrangement with any market makers to quote our shares.

We are offering 250,000 shares of our common stock for sale in this prospectus. All of the proceeds of this offering will go directly to the company.  The offering is being made on a self-underwritten, “best efforts” basis.  There is no minimum number of shares required to be purchased by each investor. The shares offered by the Company will be sold on our behalf by our Chief Executive Officer, Noel Mijares.  He will not receive any commissions or proceeds for selling the shares on our behalf.  All of the shares being registered for sale by the Company will be sold at a fixed price per share of $0.25 for the duration of the Offering. Assuming all of the 250,000 shares being offered by the Company are sold, the Company will receive $62,500 in gross proceeds.  There is no minimum amount we are required to raise from the shares being offered by the Company and any funds received will be immediately available to us.  There is no guarantee that this Offering will successfully raise enough funds to institute our company’s business plan. Additionally, there is no guarantee that a public market will ever develop and you may be unable to sell your shares.

This primary offering will automatically terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) 365 days from the effective date of this Prospectus, unless extended by our directors for an additional 90 days. We may however, at our discretion terminate the offering at any time.

In their audit report dated February 17, 2016, our auditors have expressed substantial doubt as to our ability to continue as a going concern.

SHARES OFFERED	PRICE TO	SELLING AGENT	PROCEEDS TO
BY THE COMPANY	PUBLIC	COMMISSIONS	THE COMPANY
Per Share	$0.25	Not applicable	$0.25
Minimum Purchase	None	Not applicable	Not applicable
Total (250,000 shares)	$62,500	Not applicable	$62,500

*Our officers and directors Noel Mijares and David A. Bingaman collectively own 100% of the shares of our outstanding capital stock.

Our business activities are currently being paid for by our officers and directors Noel Mijares, and David A. Bingaman. All expenses incurred in this offering, of which we estimate to be $25,000, are being paid for by Noel Mijares and David A. Bingaman.

The Company qualifies as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act, which became law in April 2012 and will be subject to reduced public company reporting requirements.

THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK.  YOU SHOULD PURCHASE SHARES ONLY IF YOU CAN AFFORD THE COMPLETE LOSS OF YOUR INVESTMENT.  PLEASE REFER TO ‘RISK FACTORS’ BEGINNING ON PAGE 9.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

You should rely only on the information contained in this Prospectus and the information we have referred you to. We have not authorized any person to provide you with any information about this Offering, the Company, or the shares of our Common Stock offered hereby that is different from the information included in this Prospectus. If anyone provides you with different information, you should not rely on it.

The date of this prospectus is _______________.

The following table of contents has been designed to help you find important information contained in this prospectus. We encourage you to read the entire prospectus.

You should rely only on the information contained in this prospectus or contained in any free writing prospectus filed with the Securities and Exchange Commission. We have not authorized anyone to provide you with additional information or information different from that contained in this prospectus filed with the Securities and Exchange Commission. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are offering to sell, and seeking offers to buy, our common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of shares of our common stock. Our business, financial condition, results of operations and prospects may have changed since that date.

Dealer Prospectus Delivery Obligation

Until 90 days after the effective date of this registration statement, or prior to the expiration of 90 days after the first date upon which these securities are bona fide offered to the public by us, or through an underwriter after such effective date, whichever is later, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PROSPECTUS SUMMARY

In this Prospectus, “Ihealthcare,”the “Company,’’ ‘‘we,’’ ‘‘us,’’ and ‘‘our,’’ refer to Ihealthcare, Inc., unless the context otherwise requires. Unless otherwise indicated, the term ‘‘fiscal year’’ refers to our fiscal year ending November 30. Unless otherwise indicated, the term ‘‘common stock’’ refers to shares of the Company’s common stock.

This Prospectus, and any supplement to this Prospectus include “forward-looking statements”. To the extent that the information presented in this Prospectus discusses financial projections, information or expectations about our business plans, results of operations, products or markets, or otherwise makes statements about future events, such statements are forward-looking. Such forward-looking statements can be identified by the use of words such as “intends”, “anticipates”, “believes”, “estimates”, “projects”, “forecasts”, “expects”, “plans” and “proposes”. Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. These include, among others, the cautionary statements in the “Risk Factors” section and the “Management’s Discussion and Analysis” section in this Prospectus.

This summary only highlights selected information contained in greater detail elsewhere in this Prospectus. This summary may not contain all of the information that you should consider before investing in our common stock. You should carefully read the entire Prospectus, including “Risk Factors” beginning on Page 9, and the financial statements in their entirety, before making an investment decision.

The Company

The Company was originally incorporated with the name Opulent Acquisition, Inc., under the laws of the State of Delaware on November 25, 2014 with an objective to acquire, or merge with, an operating business.

On January 14, 2016 Mr. Jeffrey DeNunzio, the sole shareholder of the Company, transferred to Ihealthcare, Inc., a Florida Company, 20,000,000 shares of our common stock which represented all of our issued and outstanding shares at the time of transfer. The transfer was the result of the sale of the Company to Ihealthcare, Inc., the Florida Company.

On January 14, 2016 Ihealthcare, Inc., a Florida Company, became the controlling shareholder of Opulent Acquisition, Inc. At the time of the sale of Opulent Acquisition, Inc., Mr. Mijares owned 62.5% and Mr. Bingaman owned 37.5% of the issued and outstanding shares of Ihealthcare, Inc., the Florida Company.

On January 14, 2016, Mr. Jeffrey DeNunzio resigned as Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer and Director.

On January 14, 2016, Mr. Noel Mijares was appointed as Chairman of the Board of Directors, Chief Executive Officer, and President.

On January 14, 2016, Mr. David A. Bingaman was appointed as Chief Operating Officer, Vice President, and Secretary.

On April 22, 2016 we, Opulent Acquisition, Inc. (“Ihealthcare, Inc.-Delaware”) entered into and consummated a merger with Ihealthcare, Inc., a Florida Company (“Ihealthcare, Inc.-Florida”). Ihealthcare, Inc.-Delaware is the Surviving Corporation as result of the merger. The officers and directors of Opulent Acquisition, Inc., now known as Ihealthcare, Inc., remained the same and unchanged. Our officers and directors continue to serve their respective positions with the Company.

Previous to the Merger Noel Mijares owned 6,250 shares of common stock of Ihealthcare, Inc., the Florida Company and David A Bingaman owned 3,750 shares of common stock of Ihealthcare, Inc., the Florida Company. After the merger each one of these shares were converted into 100 shares of our common stock (Ihealthcare, Inc., a Delaware Company, formerly known as Opulent Acquistion, Inc). The 20,000,000 shares of common stock owned by Ihealthcare, Inc., a Florida Company of Ihealthcare, Inc., formerly known as Opulent Acquistion Inc., a Delaware Company were cancelled upon consummation of the merger.

Currently, Noel Mijares owns 625,000 shares of our common stock and David A Bingaman owns 375,000 shares of our common stock.

On April 22, 2016, the Company filed with the Delaware Secretary of State an amendment to the Company’s certificate of incorporation, changing its name to Ihealthcare, Inc.

On May 13, 2016 David A. Bingaman was appointed as Chief Financial Officer, Chief Accounting Officer, and Director.

Our principal executive offices are located at 141 NE 3rd Avenue, Miami, FL.

In their audit report dated February 17, 2016, our auditors have expressed an opinion that substantial doubt exists as to whether we can continue as an ongoing business. Because officers and directors may be unwilling or unable to loan or advance any additional capital to us, we may be required to suspend or cease the implementation of our business plan.

Our Offering

The total number of shares of stock that the Corporation shall have authority to issue is 150,000,000, consisting of 143,500,000 shares of Common Stock, $0.0001 par value per share, and 6,500,000 shares of Preferred Stock, $0.0001 par value per share. The first Series of Preferred Stock is designated “Series A Preferred Stock” and consists of 1,500,000 shares. The second Series of Preferred Stock is designated “Series B Preferred Stock” and consists of 5,000,000 shares.

Currently, we have 1,000,000 shares of Common Stock and no shares of Preferred Stock issued and outstanding.

We will sell the 250,000 shares that we are registering herein at a fixed price of $0.25 for the duration of the offering. There is no arrangement to address the possible effect of the offering on the price of the stock. We will receive all of the proceeds from this offering.

*We will notify investors by filing an information statement that will be available for public viewing on the SEC Edgar Database of any such extension of the offering.

Securities being offered by the Company	250,000 shares of common stock, at a fixed price of $0.25 offered by the Company in a direct public offering. This fixed price applies at all times for the duration of this offering. This offering will automatically terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) 365 days from the effective date of this prospectus unless extended by our Board of Directors for an additional 90 days. We may, at our discretion, terminate the offering at any time.

Offering price per share	The Company will sell the shares at a fixed price per share of $0.25 for the duration of this Offering.

Number of shares outstanding before the offering of common stock	1,000,000 common shares are currently issued and outstanding.

Number of shares outstanding after the offering of common shares	1,250,000 common shares will be issued and outstanding.

The minimum number of shares to be sold in this offering	None.

Market for the common shares	There is no public market for the common shares. The price per share is $0.25

We may not be able to meet the requirement for a public listing or quotation of our common stock. Furthermore, even if our common stock is quoted or granted listing, a market for the common shares may not develop.

Termination of the Offering	This offering will automatically terminate upon the earlier to occur of (i) 365 days after this registration statement becomes effective with the Securities and Exchange Commission, or (ii) the date on which all 250,000 shares registered hereunder have been sold. We may, at our discretion, extend the offering for an additional 90 days or terminate the offering at any time.

Registration Costs	We estimate our total offering registration costs to be approximately $25,000.
Risk Factors:	See “Risk Factors” and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

*Our officers and directors, Noel Mijares and David A. Bingaman collectively own 100% of the shares of our outstanding capital stock.

You should rely only upon the information contained in this prospectus. We have not authorized anyone to provide you with information different from that which is contained in this prospectus. We are offering to sell common stock and seeking offers to common stock only in jurisdictions where offers and sales are permitted.

SUMMARY OF OUR FINANCIAL INFORMATION

The following table sets forth selected financial information, which should be read in conjunction with the information set forth in the “Management’s Discussion and Analysis” section and the accompanying financial statements and related notes included elsewhere in this Prospectus.

The tables and information below are derived from our financial statements.

Ihealthcare, Inc., a Florida corporation (Prior to merger)

BALANCE SHEET

As of December 31, 2015
ASSETS
Cash	$100
Advance due from related party	100
Deposit held in escrow	25,000
Total Current Assets	25,200

TOTAL ASSETS	$25,200

LIABILITIES & STOCKHOLDERS’ EQUITY
Current Liabilities

Accrued expenses	$2,500
Due to related party	500
Total Current Liabilities	3,000

Stockholders’ Equity

Common stock (no par value, 10,000 shares authorized, 10,000 shares issued and outstanding as of December 31, 2015)	60,000
Subscriptions Receivable	(34,800)
Accumulated deficit	(3,000)
Total Stockholders’ Equity	22,200

TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY	$25,200

STATEMENT OF OPERATIONS

September 8, 2015 (Inception) through December 31, 2015

Operating Expenses

General & Administrative Expenses	$3,000
Total Operating Expenses	3,000

Net loss	$(3,000)
Net loss Per Common Share- Basic and Diluted	(0.47)
Weighted average number of common shares outstanding- Basic and Diluted	6,404

Ihealthcare, inc., fka opulent acquisition, inc.

BALANCE SHEETS

	As of November 30, 2015	As of November 30, 2014

ASSETS
TOTAL ASSETS	$-	$-

LIABILITIES AND STOCKHOLDERS’ DEFICIT
CURRENT LIABILITIES:
Accrued expenses	3,446	2,148

Total Liabilities	3,446	2,148

STOCKHOLDERS’ DEFICIT:
Preferred stock ($.0001 par value, 20,000,000 shares authorized; none issued and outstanding as of November 30, 2015 and November 30, 2014)	-	-

Common stock ($.0001 par value, 500,000,000 shares authorized, 20,000,000 shares issued and outstanding as of November 30, 2015 and November 30, 2014)	2,000	2,000

Additional Paid in Capital	6,198	-

Accumulated Deficit	(11,644)	(4,148)
Total Stockholders' Deficit	(3,446)	(2,148)
TOTAL LIABILITIES & STOCKHOLDERS’ DEFICIT	$-	$-

STATEMENTS OF OPERATIONS

	For the year ended November 30, 2015	For the period from November 25, 2014 (inception) to November 30, 2014

Revenues
Revenues	$-	$-

Operating Expenses
General and administrative expenses	7,496	4,148
Total Operating Expenses	7,496	4,148

Net loss	$(7,496)	$(4,148)

Net loss per common share

Basic and Diluted net loss per share of common stock	$(0.00)	$(0.00)

Weighted average number of common shares outstanding – Basic and Diluted	20,000,000	20,000,000

Ihealthcare, inc., fka opulent acquisition, inc.

BALANCE SHEETS

(UNAUDITED)

	As of February 29, 2016	As of November 30, 2015
ASSETS

TOTAL ASSETS	$-	$-

LIABILITIES & STOCKHOLDERS’ DEFICIT
Current Liabilities

Accrued expenses	$3,500	$3,446

Total Current Liabilities	3,500	3,446

TOTAL LIABILITIES	3,500	3,446

Stockholders’ Deficit
Preferred stock ($.0001 par value, 20,000,000 shares authorized; none issued and outstanding)	-	-

Common stock ($.0001 par value, 500,000,000 shares authorized, 20,000,000 shares issued and outstanding as of February 29, 2016 and November 30, 2015)	2,000	2,000
Additional Paid in Capital	10,894	6,198
Accumulated Deficit	(16,394)	(11,644)

Total Stockholders’ Deficit	(3,500)	(3,446)

TOTAL LIABILITIES & STOCKHOLDERS’ DEFICIT	$-	$-

STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended February 29, 2016	Three Months Ended February 28, 2015
Operating expenses
Professional fees	$4,750	$1,500
Total operating expenses	4,750	1,500
Net loss	$(4,750)	$(1,500)
Basic and Diluted net loss per common share	$(0.00)	$(0.00)

Weighted average number of common shares outstanding-Basic and Diluted	20,000,000	20,000,000

The Company is electing to not opt out of JOBS Act extended accounting transition period.  This may make its financial statements more difficult to compare to other companies.

Pursuant to the JOBS Act of 2012, as an emerging growth company the Company can elect to opt out of the extended transition period for any new or revised accounting standards that may be issued by the PCAOB or the SEC. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the standard for the private company. This may make comparison of the Company’s financial statements with any other public company which is not either an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible as possible different or revised standards may be used.

Emerging Growth Company

The recently enacted JOBS Act is intended to reduce the regulatory burden on emerging growth companies. The Company meets the definition of an emerging growth company and so long as it qualifies as an “emerging growth company,” it will, among other things:

•	be temporarily exempted from the internal control audit requirements Section 404(b) of the Sarbanes-Oxley Act;

•	be temporarily exempted from various existing and forthcoming executive compensation-related disclosures, for example: “say-on-pay”, “pay-for-performance”, and “CEO pay ratio”;

•	be temporarily exempted from any rules that might be adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotation or supplemental auditor discussion and analysis reporting;

•	be temporarily exempted from having to solicit advisory say-on-pay, say-on-frequency and say-on-golden-parachute shareholder votes on executive compensation under Section 14A of the Securities Exchange Act of 1934, as amended;

•	be permitted to comply with the SEC’s detailed executive compensation disclosure requirements on the same basis as a smaller reporting company; and,

•	be permitted to adopt any new or revised accounting standards using the same timeframe as private companies (if the standard applies to private companies).

Our company will continue to be an emerging growth company until the earliest of:

•	the last day of the fiscal year during which we have annual total gross revenues of $1 billion or more;

•	the last day of the fiscal year following the fifth anniversary of the first sale of our common equity securities in an offering registered under the Securities Act;

•	the date on which we issue more than $1 billion in non-convertible debt securities during a previous three-year period; or

•	the date on which we become a large accelerated filer, which generally is a company with a public float of at least $700 million (Exchange Act Rule 12b-2).

MANAGEMENT’S DISCUSSION AND ANALYSIS

For our (Ihealthcare, Inc., FKA Opulent Acquistion, Inc.) fiscal year ended November 30, 2015 we did not generate any revenues. We had no cash and or cash equivalents as of our fiscal year end. Our net loss was $7,496 and was attributable to professional fees and related operating expenses.

Pursuant to the Agreement and Plan of Merger (“Agreement”) dated April 22, 2016 , by and between, Ihealthcare, Inc. a Florida Corporation (“Ihealthcare, Inc.-Florida”), and Opulent Acquisition, Inc., a Delaware Corporation, (“Ihealthcare, Inc.-Delaware” or the “Surviving Corporation), jointly the (“Constituent Corporations”) effective as of April 22, 2016 , Ihealthcare, Inc.-Florida merged with and into Ihealthcare, Inc.-Delaware with Ihealthcare, Inc.-Delaware continuing as the Surviving Corporation.

The board of directors of the Constituent Corporations declared the Merger Agreement advisable, fair to and in the best interests of the Constituent Corporations and have approved the Merger.

Immediately prior to the Merger, the Company was a “shell company,” as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

As of the effective date of the Merger, we the Company, Ihealthcare, Inc., “FKA Opulent Acquisition” have adopted the business plan of what was Ihealthcare, Inc.-Florida, which is the sale of goods in the healthcare sector. We currently hold the distribution rights to the ILS “UDT Cup” Multi-Panel [16] urinalysis cup through our manufacturing partner Innovative Laboratory Solutions, which holds the patents and manufacturing rights to the product. We intend to begin conducting sales of the product in the very near future. Our plans relating to this can be found in the below section titled, “Description of Business.”

As of December 31, 2015 Ihealthcare, Inc., a Florida Company had cash and or cash equivalents in the amount of $100. From inception through December 31, 2015, the Company had no revenues and a net loss of $3,000 attributable to professional fees and related expenses. For the period from September 8, 2015 (inception) through December 31, 2015, the Company had received $25,200 for common stock issued of which $25,000 was deposited into escrow for the purchase of Opulent Acquisition, Inc., a Delaware Company.

We believe that to develop the Company’s current business plan that we must raise capital in the next twelve months. The Company has no immediate plans to raise such capital. Thus far the Company has relied solely on funds provided by our officers and directors, Noel Mijares, our Chief Executive officer and David A. Bingaman, our Chief Operating Officer. If we cannot raise such funds we will have to continue to rely on funds provided to us by our officers and directors.

RISK FACTORS

Please consider the following risk factors and other information in this prospectus relating to our business before deciding to invest in our common stock.

This offering and any investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and all of the information contained in this prospectus before deciding whether to purchase our common stock. If any of the following risks actually occur, our business, financial condition and results of operations could be harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

We consider the following to be the material risks for an investor regarding this offering. Our company should be viewed as a high-risk investment and speculative in nature. An investment in our common stock may result in a complete loss of the invested amount.

An investment in our common stock is highly speculative, and should only be made by persons who can afford to lose their entire investment in us. You should carefully consider the following risk factors and other information in this report before deciding to become a holder of our common stock. If any of the following risks actually occur, our business and financial results could be negatively affected to a significant extent.

Risks Relating to Our Company and Our Industry

We will require additional funds in the future to achieve our current business strategy and our inability to obtain funding will cause our business to fail.

We will need to raise additional funds through public or private debt or equity sales in order to fund our future. These financings may not be available when needed. Even if these financings are available, it may be on terms that we deem unacceptable or are materially adverse to your interests with respect to dilution of book value, dividend preferences, liquidation preferences, or other terms. Our inability to obtain financing would have an adverse effect on our ability to implement our current business plan and develop our product line, and as a result, could require us to diminish or suspend our operations and possibly cease our existence.

Even if we are successful in raising capital in the future we will likely need to raise additional capital to continue and/or expand our operations. If we do not raise the additional capital, the value of any investment in our Company may become worthless. In the event we do not raise additional capital from conventional sources, it is likely that we may need to scale back or curtail implementing our business plan.

We have not generated any revenues to date since our inception.

We are a start-up stage company. Our ability to continue as a going concern is dependent upon our ability to commence a commercially viable operation and to achieve profitability. Since our inception we have not generated any revenues, and currently have only limited operations, as we are presently in the planning stage of our business development as an exploration stage company. These factors raise substantial doubt about our ability to continue as a going concern. We may not be able to generate revenues in the future and as a result the value of our common stock may become worthless. There are no assurances that we will be successful in raising additional capital or successfully developing and commercializing our products and becoming profitable.

We hold the distribution rights to the UDT Cup, but we rely on the services of a third party manufacturer (ILS) in order to supply the products we offer for sale. ILS holds all patent and manufacturing rights to the UDT Cup.

Due to the fact that we rely upon ILS in order to manufacture the UDT Cups which our company will be selling we face inherent risks due to the fact that we do not hold the patents or manufacturing rights to the product. If there is a disruption in the supply of UDT Cups caused by any number of situations which could arise with ILS, then we may have difficulty successfully implementing our business plan or meeting the demand for our products when we have commenced operations. Additionally, should ILS go out of business then we will be forced to find an alternative product for sale, and an alternative manufacturer, which could delay our business operations substantially or force us to cease operations entirely.

ILS will be solely responsible for the shipping of the UDT Cups.

We will not be responsible for shipping the UDT Cups to any consumers. ILS will be solely responsible for shipping the UDT Cups and any disruptions or hold ups in relation to the shipping of the UDT Cups could cause a disruption that will negatively impact our operations. Consumers may lose faith in our ability to have UDT Cups reliably shipped through situations that are beyond our control.

Due to the fact that we do not have a concrete advertising plan we may not see the sales we anticipate if our advertising plan is not as effective as we plan.

We are in the planning stages of our advertising strategy, and as such we do not have a definitive plan for how we will conduct our marketing efforts. We plan to utilize internet media outlets, and social media, but our plans need to be further developed before we can begin implementing them fully. As such, we may see fewer sales than we anticipate if our marketing plan, once implemented, is not as effective as we plan.

Our growth strategy is untested, unproven, and as of this point in time not fully developed.

We intend to grow our business starting in the South Eastern States of the United States, and from there spread outward into the North and eventually westward until we spread throughout the entire Country, at which point we will begin exploring international options. However, our exact strategy for how we will grow in this manner is currently in development, alongside our marketing plan, and we can offer no assurances that we will be effective in growing at the rate we anticipate, which could result in lower profit margins, if any.

We have a limited operating history that you can use to evaluate us, and the likelihood of our success must be considered in light of the problems, expenses, difficulties, complications and delays that we may encounter because we are a small developing company. As a result, we may not be profitable and we may not be able to generate sufficient revenue to develop as we have planned.

We have only recently adopted a bona fide business plan. We have limited financial resources and limited assets. The likelihood of our success must be considered in light of the expenses and difficulties in development of a customer base nationally, attaining and retaining customers and obtaining financing to meet the needs of our plan of operations. Since we have a limited operating history we may not be profitable and we may not be able to generate sufficient revenues to meet our expenses and support our anticipated activities.

We are an early stage company with an unproven business strategy and may never be able to fully implement our business plan or achieve profitability.

We are at an early stage of development of our operations as a company. We have only recently started to operate business activities, and have not generated revenue from such operations. A commitment of substantial resources to conduct time-consuming research in many respects will be required if we are to complete the development of our company into one that is more profitable. There can be no assurance that we will be able to fully implement our business plan at reasonable costs or successfully operate. We expect it will take several years to implement our business plan fully, if at all.

Our limited operating history makes it difficult for us to accurately forecast net sales and appropriately plan our expenses.

We have a very limited operating history. As a result, it is difficult to accurately forecast our net sales and plan our operating expenses. This inability could cause our net income, if there is any income at all, in a given quarter to be lower than expected.

We operate in a highly competitive environment, and if we are unable to compete with our competitors, our business, financial condition, results of operations, cash flows and prospects could be materially adversely affected.

We operate in a highly competitive environment. Our competition includes all other companies that are in the business of the drug screening market. A highly competitive environment could materially adversely affect our business, financial condition, results of operations, cash flows and prospects.

Because we are small and do not have much capital, our marketing campaign may not be enough to attract sufficient customers to operate profitably. If we do not make a profit, we will suspend or cease operations.

Due to the fact we are small and do not have much capital, we must limit our marketing activities and may not be able to make our product known to potential customers. Because we will be limiting our marketing activities, we may not be able to attract enough customers to operate profitably. If we cannot operate profitably, we may have to suspend or cease operations.

We expect our quarterly financial results to fluctuate.

We expect our net sales and operating results to vary significantly from quarter to quarter due to a number of factors, including changes in:

• Demand for our drug screening product(s);

• Our ability to obtain new, and retain existing, customers;

• Our ability to manage our services;

• General economic conditions;

• Advertising and other marketing costs.

As a result of the variability of these and other factors, our operating results in future quarters may be below the expectations of public market analysts and investors.

Our future success is dependent on our implementation of our business plan. We have many significant steps still to take.

Our success will depend on large part in our success in achieving several important steps in the implementation of our business plan, including the following: acquiring business information, development of a customer base, development of relationships with consumers, and management of business process. If we are not successful, we will not be able to fully implement or expand our business plan.

Our growth will place significant strains on our resources.

The Company is currently in the exploration stage, with only limited operations, and has not generated any revenue since inception. The Company's growth, if any, is expected to place a significant strain on the Company's managerial, operational and financial resources. Moving forward, the Company's systems, procedures or controls may not be adequate to support the Company's operations and/or the Company may be unable to achieve the rapid execution necessary to successfully implement its business plan. If the Company is unable to manage growth effectively, the Company's business, results of operations and financial condition will be adversely affected.

Our future success is dependent, in part, on the performance and continued services of Noel Mijares, our Chief Executive Officer as well as David A. Bingaman our Chief Operating Officer. Without their continued service, we may be forced to interrupt or eventually cease our operations.

We are presently dependent to a great extent upon the experience, abilities and continued services of both Noel Mijares and David A. Bingaman. The loss of either of their services would delay our business operations substantially.

The recently enacted JOBS Act will allow the Company to postpone the date by which it must comply with certain laws and regulations intended to protect investors and to reduce the amount of information provided in reports filed with the SEC.

The recently enacted JOBS Act is intended to reduce the regulatory burden on “emerging growth companies”. The Company meets the definition of an “emerging growth company” and so long as it qualifies as an “emerging growth company,” it will, among other things:

-be exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that its independent registered public accounting firm provide an attestation report on the effectiveness of its internal control over financial reporting;

-be exempt from the "say on pay” provisions (requiring a non-binding shareholder vote to approve compensation of certain executive officers) and the "say on golden parachute” provisions (requiring a non-binding shareholder vote to approve golden parachute arrangements for certain executive officers in connection with mergers and certain other business combinations) of The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and certain disclosure requirements of the Dodd-Frank Act relating to compensation of Chief Executive Officers;

-be permitted to omit the detailed compensation discussion and analysis from proxy statements and reports filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and instead provide a reduced level of disclosure concerning executive compensation; and

-be exempt from any rules that may be adopted by the Public Company Accounting Oversight Board (the “PCAOB”) requiring mandatory audit firm rotation or a supplement to the auditor’s report on the financial statements.

Although the Company is still evaluating the JOBS Act, it currently intends to take advantage of all of the reduced regulatory and reporting requirements that will be available to it so long as it qualifies as an “emerging growth company”. The Company has elected not to opt out of the extension of time to comply with new or revised financial accounting standards available under Section 102(b)(1) of the JOBS Act. Among other things, this means that the Company's independent registered public accounting firm will not be required to provide an attestation report on the effectiveness of the Company's internal control over financial reporting so long as it qualifies as an “emerging growth company”, which may increase the risk that weaknesses or deficiencies in the internal control over financial reporting go undetected. Likewise, so long as it qualifies as an “emerging growth company”, the Company may elect not to provide certain information, including certain financial information and certain information regarding compensation of executive officers, which would otherwise have been required to provide in filings with the SEC, which may make it more difficult for investors and securities analysts to evaluate the Company. As a result, investor confidence in the Company and the market price of its common stock may be adversely affected.

Notwithstanding the above, we are also currently a “smaller reporting company”, meaning that we are not an investment company, an asset-backed issuer, or a majority-owned subsidiary of a parent company that is not a smaller reporting company and have a public float of less than $75 million and annual revenues of less than $50 million during the most recently completed fiscal year. In the event that we are still considered a “smaller reporting company”, at such time are we cease being an “emerging growth company”, the disclosure we will be required to provide in our SEC filings will increase, but will still be less than it would be if we were not considered either an “emerging growth company” or a “smaller reporting company”. Specifically, similar to “emerging growth companies”, “smaller reporting companies” are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; and have certain other decreased disclosure obligations in their SEC filings, including, among other things, being required to provide only two years of audited financial statements in annual reports. Decreased disclosures in our SEC filings due to our status as an “emerging growth company” or “smaller reporting company” may make it harder for investors to analyze the Company’s results of operations and financial prospects.

We are an “emerging growth company” under the JOBS Act of 2012, and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We are choosing to take advantage of the extended transition period for complying with new or revised accounting standards. As a result, our financial statements may not be comparable to those of companies that comply with public company effective dates.

We will remain an “emerging growth company” for up to five years, although we will lose that status sooner if our revenues exceed $1 billion, if we issue more than $1 billion in non-convertible debt in a three year period, or if the market value of our common stock that is held by non-affiliates exceeds $700 million.

Risks Relating to the Company’s Securities

We may never have a public market for our common stock or may never trade on a recognized exchange. Therefore, you may be unable to liquidate your investment in our stock.

There is no established public trading market for our securities. Our shares are not and have not been listed or quoted on any exchange or quotation system.

In order for our shares to be quoted, a market maker must agree to file the necessary documents with the National Association of Securities Dealers, which operates the OTCBB. In addition, it is possible that such application for quotation may not be approved and even if approved it is possible that a regular trading market will not develop or that if it did develop, will be sustained. In the absence of a trading market, an investor may be unable to liquidate their investment.

We may, in the future, issue additional shares of our common stock, which may have a dilutive effect on our stockholders.

Our Certificate of Incorporation authorizes the issuance of 143,500,000 shares of common stock, of which 1,000,000 shares are issued and outstanding as of May 16, 2016. The future issuance of our common shares may result in substantial dilution in the percentage of our common shares held by our then existing stockholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

We may issue shares of preferred stock in the future that may adversely impact your rights as holders of our common stock.

Our Certificate of Incorporation authorizes us to issue 6,500,000 shares of Series A and 5,000,000 Series B Preferred Stock. Each holder Preferred B Stock shall have the right to one (1) vote per share of held of record by such holder and each holder of Series A Preferred Stock shall have the right to one hundred (100) votes per share of Series A Preferred Stock. Currently, we have no shares of preferred stock outstanding, however the issuance of any of our preferred stock may influence the value of your investment.

We do not currently intend to pay dividends on our common stock and consequently your ability to achieve a return on your investment will depend on appreciation in the price of our common stock.

We have never declared or paid any cash dividends on our common stock and do not currently intend to do so for the foreseeable future. We currently intend to invest our future earnings, if any, to fund our growth. Therefore, you are not likely to receive any dividends on your common stock for the foreseeable future and the success of an investment in shares of our common stock will depend upon any future appreciation in its value. There is no guarantee that shares of our common stock will appreciate in value or even maintain the price at which our stockholders have purchased their shares.

We may be exposed to potential risks resulting from requirements under Section 404 of the Sarbanes-Oxley Act of 2002.

As a reporting company we are required, pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, to include in our annual report our assessment of the effectiveness of our internal control over financial reporting. We do not have a sufficient number of employees to segregate responsibilities and may be unable to afford increasing our staff or engaging outside consultants or professionals to overcome our lack of employees.

We do not currently have independent audit or compensation committees. As a result, our directors have the ability, among other things, to determine their own level of compensation. Until we comply with such corporate governance measures, regardless of whether such compliance is required, the absence of such standards of corporate governance may leave our stockholders without protections against interested director transactions, conflicts of interest and similar matters and investors may be reluctant to provide us with funds necessary to expand our operations.

The costs to meet our reporting and other requirements as a public company subject to the Exchange Act of 1934 is and will be substantial and may result in us having insufficient funds to expand our business or even to meet routine business obligations.

As a public entity, subject to the reporting requirements of the Exchange Act of 1934, we will continue to incur ongoing expenses associated with professional fees for accounting, legal and a host of other expenses for annual reports and proxy statements. We estimate that these costs will range up to $35,000 per year for the next few years and will be higher if our business volume and activity increases. As a result, we may not have sufficient funds to grow our operations.

State Securities Laws may limit secondary trading, which may restrict the states in which and conditions under which you can sell Shares.

Secondary trading in our common stock may not be possible in any state until the common stock is qualified for sale under the applicable securities laws of the state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in the state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, the common stock in any particular state, the common stock cannot be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the liquidity for the common stock could be significantly impacted.

Risks Relating to this Offering

Investors cannot withdraw funds once invested and will not receive a refund.

Investors do not have the right to withdraw invested funds. Subscription payments will be paid to Ihealthcare, Inc. and held in our corporate bank account if the Subscription Agreements are in good order and the Company accepts the investor’s investment. Therefore, once an investment is made, investors will not have the use or right to return of such funds.

The trading in our shares will be regulated by the Securities and Exchange Commission Rule 15G-9 which established the definition of a “Penny Stock.”

The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $4,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 ($300,000 jointly with spouse), or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and must deliver certain disclosures required by the Commission. Consequently, the penny stock rules may make it difficult for you to resell any shares you may purchase.

Due to the lack of a trading market for our securities, you may have difficulty selling any shares you purchase in this offering.

We are not registered on any market or public stock exchange. There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following the completion of the offering and apply to have the shares quoted on the OTCQB. The OTCQB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter securities. The OTCQB is not a issuer listing services, market or exchange. Although the OTCQB does not have any listing requirements per se, to be eligible for quotation on the OTCQB, issuers must remain current in their filings with the SEC or applicable regulatory authority. If we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTCQB. Market makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCQB that become delinquent in their required filings will be removed following a 30 to 60 day grace period if they do not make their required filing during that time. We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale. As of the date of this filing, there have been no discussions or understandings between the Company and anyone acting on our behalf, with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

We will incur ongoing costs and expenses for SEC reporting and compliance. Without revenue we may not be able to remain in compliance, making it difficult for investors to sell their shares, if at all.

The estimated cost of this registration statement is $25,000. We will have to utilize funds from our officers and directors, who have verbally agreed to loan the company funds to complete the registration process. We are required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act. We plan to contact a market maker immediately following the close of the offering and apply to have the shares quoted on the OTCQB. To be eligible for quotation, issuers must remain current in their filings with the SEC. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. The costs associated with being a publicly traded company in the next 12 month will be approximately $35,000. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all. Also, if we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTCQB.

INDUSTRY OVERVIEW

This Prospectus includes market and industry data that we have developed from publicly available information; various industry publications and other published industry sources and our internal data and estimates. Although we believe the publications and reports are reliable, we have not independently verified the data. Our internal data, estimates and forecasts are based upon information obtained from trade and business organizations and other contacts in the market in which we operate and our management’s understanding of industry conditions.

As of the date of the preparation of this Prospectus, these and other independent government and trade publications cited herein are publicly available on the Internet without charge. Upon request, the Company will also provide copies of such sources cited herein.

Drug Screening Industry

The drug screening market-size is expected to grow from $4 billion in 2014 to $6.3 billion by 2019, at a CAGR (Compound Annual Growth Rate) of 9.5%. Major factors driving the growth of this market include higher usage of alcohol, prescribed drugs, illicit drugs, and a growing aging population that leads to increased use of alcohol and prescription drugs. Funding by the U.S. Federal Governments for drug testing, enactment of stringent laws in developed countries, and growing awareness for drug testing in developing nations, has increased the awareness surrounding testing patients on a regular basis. In addition, emerging economies such as India, China, and Brazil present an array of opportunities for this market.

Currently, North America dominates the drug screening market, with the U.S. accounting for a major market share. However, the Asia-Pacific region is poised to grow at the highest CAGR during the forecast period. We believe there to be great growth potential in the Asian market due to development of advanced drug and alcohol screening devices in Japan, rising awareness regarding the importance of drug and alcohol screening, and increasing disposable income levels in various countries in Asia.

The North American laboratory, as well as onsite testing market, has increased by more than 5.0% CAGR between 2011 and 2014. With past technologies it was necessary to retest a positive lab test, due to potential inaccuracies, which resulted in a higher cost. New technology enables employers to retest positive results inexpensively, and immediately, with the same, and new, samples from the subject, thus reducing the overall cost.

FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risk and uncertainties. We use words such as “anticipate”, “believe”, “plan”, “expect”, “future”, “intend”, and similar expressions to identify such forward-looking statements. Investors should be aware that all forward-looking statements contained within this filing are good faith estimates of management as of the date of this filing. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us as described in the “Risk Factors” section and elsewhere in this prospectus.

DESCRIPTION OF BUSINESS

Description of Business

We, Ihealthcare, Inc. are a Company that intends to sell and distribute products in the healthcare sector. We currently hold the distribution rights to the ILS “UDT Cup” Multi-Panel [16] urinalysis cup through our manufacturing partner Innovative Laboratory Solutions “ILS”. ILS holds the patents and manufacturing rights to the product. The UDT Cup’s intended purpose is for drug screening.

Mission and Vision:

At Ihealthcare, Inc. we are dedicated to reducing costs and improving the quality of medical care through innovative products and services in specialized markets that are currently being underserved by our competition. Our primary focus is to establish sustainable market penetration, one product at a time. Simultaneously, we seek to commence efforts to add additional products and/or services to our Company. When these new products and services are available we hope to have already acquired a dedicated customer base who can also benefit from our future products and services.

Current Product(s):

Ihealthcare, Inc. has acquired the distribution rights and special pricing to and for the ILS “UDT Cup” Multi-Panel [16] urinalysis cup through our manufacturing partner Innovative Laboratory Solutions, which holds the patents and manufacturing rights to the product. The UDT Cup has been specifically designed to meet the latest market needs, needs which have been overlooked by the competition, at substantially lower costs.

The UDT Cup has the following features:

·	Tests 16 configurable panels simultaneously;

·	The configuration can be customized to suit customers’ testing needs;

·	99% accuracy;

·	One step lateral flow process;

·	Round or Square form factor – ease of scanning results;

·	Wider test strips for ease in reading results;

·	Tight cap seal which serves to reduce erroneous results due to leakage;

·	Test strip seal prevents cross contamination during inversion;

·	Design prevents over filling;

·	Contains more urine volume for repeat tests as needed;

·	Results produced in one minute;

·	Built in temperature strip;

·	Female user friendly; and

·	Integrated Adulteration Parameters with visual integrity check for: pH, specific gravity, creatinine, nitrite, oxidant, blutaraldyhyde, bleach and pyridinium chlorchromate.

·	FDA 510 Cleared

·	CLIA Waived

The UDT Cup boasts 16 Drug Screening Panels which include: Amphetamines AMP; Barbiturates BAR; Buprenorphine BUP; Benzodiazepines BZO; Cocaine COC; Methamphetamines [2] mAMP & MDMA; Methadone MTD; Opiates OPI; Oxycodone OXY; Phencyclidine PCP; Marijuana THC; and Tricyclic Antidepressants TCA. Tests for Morphine MOR; Ketamine KET and Propoxyphene PPX or others can be added. Pregnancy tests also available.

ILS will be solely responsible for the shipment of all UDT Cups, with their primary shipping location based in Miami, Florida. Shipping will be paid for solely by the consumer and if there are any problems or damage resulting from the shipment of UDT Cups then the liability for replacement products will fall on ILS. In the event that a product is damaged Ihealthcare, Inc. will notify ILS and return the shipment back to the Miami warehouse, whereupon it will be replaced and re-shipped to the consumer at no additional shipping cost to the customer.

Competition:

While we plan to offer what we feel to be the most efficient and cost effective drug screening product on the market today, we do face intense competition from other Companies who offer similar products.

Competing one step products (meaning one device with multiple drug screening panels) include the following: DrugConfirm Advanced [10 panel]; AmeriCup [12 panel]; ECO II [10 panel]; CLIA Screen [12 panel]; T-Cup [10 panel]; EZ Split Key Cup [10 panel]; CentralCheck [11 panel]; NxStep [12 panel]; and others.

Launch and Growth Strategy:

We at Ihealthcare, Inc. intend to utilize web-based advertising in order to reach our intended market. We are currently in the exploration stages of determining which internet media outlet will be preferable, but we have plans to consider, and perhaps implement, marketing campaigns via social media networks such as Facebook, Twitter, etc., online marketing platforms, news related websites, industry related websites, etc. We will also be listing our products on Amazon in order to take advantage of the worldwide presence and reach of Amazon in order to reach an even greater audience and sell our products to as many consumers as possible.

In addition to our online presence, we also are in the planning stages of a multimedia campaign which may include, but may not strictly be limited to, telemarketing, print media, making our presence known at trade shows and television advertisements. The exact details of our multimedia plan are currently in the exploration and planning stages.

Our growth strategy is to spread awareness of our products, via the internet and potentially other sources, all cross the country, beginning in the south east, then moving north and eventually west. When, and if, we have developed a market for our products within the United States we will then evaluate the possibility of expanding to other countries throughout the world.

At this time we have not yet identified a definitive timeline as to the length of time it will take us to initialize or carry out the above growth strategy. We are currently investigating the costs that we will incur in carrying out the above endeavors to begin generating sales from our current product.

At this time however, following this offering it is the Company’s intention to immediately begin development of a corporate website to offer goods.

*To date we have not generated any revenues or sold any goods. We have also yet to identity the pricing at which we will sell the UDT cup(s).

USE OF PROCEEDS

Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.25. The following table sets forth the uses of proceeds assuming the sale of 100%, 75%, 50% and 25% of the securities offered for sale by the Company. There is no assurance that we will raise the full $62,500 as anticipated.

If 250,000 shares (100%) are sold:

Next 12 months

Planned Actions	Estimated Cost to Complete
Development of Company website	$10,000
Marketing/ Advertising Budget	$26,250
General Working Capital	$26,250
TOTAL	$62,500

If 187,500 shares (75%) are sold:

Next 12 months

Planned Actions	Estimated Cost to Complete
Development of Company website	$7,500
Marketing/ Advertising Budget	$19,687
General Working Capital	$19,688
TOTAL	$46,875

If 125,000 shares (50%) are sold:

Next 12 months

Planned Actions	Estimated Cost to Complete
Development of Company website	$5,000
Marketing/ Advertising Budget	$13,125
General Working Capital	$13,125
TOTAL	$31,250

If 62,500 shares (25%) are sold:

Next 12 months

Planned Actions	Estimated Cost to Complete
Development of Company website	$2,500
Marketing/ Advertising Budget	$6,562
General Working Capital	$6,563
TOTAL	$15,625

The above figures represent only estimated costs for the next 12 months.

Collectively, the Company’s officers and directors will pay for all expenses incurred in this offering.

DETERMINATION OF OFFERING PRICE

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of the shares of common stock was arbitrarily determined. The offering price was determined by us and is based on our own assessment of our financial condition and prospects, limited offering history, and the general condition of the securities market. It does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. Although our common stock is not listed on a public exchange, we will be seeking to obtain a listing on the OTCQB. In order to be quoted on the OTCQB, a market maker must file an application on our behalf in order to make a market for our common stock.

There is no assurance that our common stock will trade at market prices in excess of the initial public offering price as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for the common stock, investor perception of us and general economic and market conditions.

DILUTION

The price of the current offering is fixed at $0.25 per share.

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders. The following tables compare the differences of your investment in our shares with the investment of our existing stockholders.

The following table illustrates the dilution to the purchasers of the common stock in this offering (values are rounded to nearest hundredths place):

	(25% of the shares are sold in the offering)	(50% of the shares are sold in the offering	(75% of the shares are sold in the offering	(100% of shares are sold in the offering)
Offering Price Per Share	$0.25	$0.25	$0.25	$0.25
Book Value Per Share Before the Offering	$0.00	$0.00	$0.00	$0.00
Book Value Per Share After the Offering	$0.01	$0.02	$0.04	$0.05
Net Increase to Original Shareholders	$0.01	$0.02	$0.04	$0.05
Decrease in Investment to New Shareholders	$0.24	$0.23	$0.21	$0.20
Dilution to New Shareholders (%)	96%	92%	84%	80%

Net Value Calculation

If 100% of the shares in the offering are sold

Numerator:
Net tangible book value before the offering	$(3,500)
Net proceeds from this offering	62,500
$59,000
Denominator:
Shares of common stock outstanding prior to this offering	1,000,000
Shares of common stock to be sold in this offering (100%)	250,000
1,250,000

If 75% of the shares in the offering are sold

Numerator:
Net tangible book value before the offering	$(3,500)
Net proceeds from this offering	46,875
$43,375
Denominator:
Shares of common stock outstanding prior to this offering	1,000,000
Shares of common stock to be sold in this offering (75%)	187,500
1,187,500

Net Value Calculation

If 50% of the shares in the offering are sold

Numerator:
Net tangible book value before the offering	$(3,500)
Net proceeds from this offering	31,250
$27,750
Denominator:
Shares of common stock outstanding prior to this offering	1,000,000
Shares of common stock to be sold in this offering (50%)	125,000
1,125,000

Net Value Calculation

If 25% of the shares in the offering are sold

Numerator:
Net tangible book value before the offering	$(3,500)
Net proceeds from this offering	15,625
$12,125
Denominator:
Shares of common stock outstanding prior to this offering	1,000,000
Shares of common stock to be sold in this offering (25%)	62,500
1,062,500

PLAN OF DISTRIBUTION

The Company has 1,000,000 shares of common stock issued and outstanding as of the date of this prospectus. The Company is registering an additional of 250,000 shares of its common stock for sale at the price of $0.25 per share.

There is no arrangement to address the possible effect of the offering on the price of the stock.

In connection with the Company’s selling efforts in the offering, our Chief Executive Officer Noel Mijares will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. Noel Mijares is not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Noel Mijares will not be compensated in connection with his participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Noel Mijares is not, nor has he been within the past 12 months, a broker or dealer, and he is not, nor has he been within the past 12 months, an associated person of a broker or dealer. At the end of the offering, Noel Mijares will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Noel Mijares will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

The Company will receive all proceeds from the sale of the 250,000 shares being offered on behalf of the company itself. The price per share is fixed at $0.25 for the duration of this offering. Although our common stock is not listed on a public exchange or quoted over-the counter, we intend to seek to have our shares of common stock quoted on the Over-the Counter Bulletin Board. In order to be quoted on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved. However, sales by the Company must be made at the fixed price of $0.25 until a market develops for the stock. The Company’s shares may be sold to purchasers from time to time directly by and subject to the discretion of the Company. Further, the Company will not offer its shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the Company and/or the purchasers of the shares for whom they may act as agents. The shares of common stock sold by the Company may be occasionally sold in one or more transactions; all shares sold under this prospectus will be sold at a fixed price of $0.25 per share.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those states only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which the Company has complied.

In addition and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

Collectively, the Company’s officers and directors will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states), which we expect to be no more than $25,000.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must

- Execute and deliver a subscription agreement; and

- Deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to “Ihealthcare, Inc”. The Company will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers within ninety (90) days of the close of the offering.

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected with letter by mail within 48 hours after we receive them.

DESCRIPTION OF SECURITIES

The total number of authorized shares of stock that the Company is authorized to issue is 150,000,000, consisting of 143,500,000 shares of Common Stock, $0.0001 par value per share, and 6,500,000 shares of Preferred Stock, $0.0001 par value per share. The first Series of Preferred Stock is designated “Series A Preferred Stock” and consists of 1,500,000 shares. The second Series of Preferred Stock is designated “Series B Preferred Stock” and consists of 5,000,000 shares.

As of the date of this filing we have 1,000,000 shares of Common Stock and no shares of Preferred Stock issued and outstanding.

Common Stock

The holders of outstanding shares of Common Stock are entitled to receive dividends out of assets or funds legally available for the payment of dividends of such times and in such amounts as the board from time to time may determine. Holders of Common Stock are entitled to one vote for each share held on all matters submitted to a vote of shareholders. There is no cumulative voting of the election of directors then standing for election. The Common Stock is not entitled to pre-emptive rights and is not subject to conversion or redemption. Upon liquidation, dissolution or winding up of our company, the assets legally available for distribution to stockholders are distributable ratably among the holders of the Common Stock after payment of liquidation preferences, if any, on any outstanding payment of other claims of creditors.

The holders of the Common Stock are entitled to one vote for each share of Common Stock held at all meetings of stockholders (and written actions in lieu of meetings); provided, however, that, except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to the Certificate of Incorporation that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to the Certificate of Incorporation or pursuant to the DGCL. The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by (in addition to any vote of the holders of one or more series of Preferred Stock that may be required by the terms of the Certificate of Incorporation) the affirmative vote of the holders of shares of capital stock of the Corporation representing a majority of the votes represented by all outstanding shares of capital stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the DGCL.

Preferred Stock

Shares of Preferred Stock may be issued from time to time in one or more series, each of which shall have such distinctive designation or title as shall be determined by our Board of Directors (“Board of Directors”) prior to the issuance of any shares thereof. Preferred Stock shall have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated in such resolution or resolutions providing for the issue of such class or series of Preferred Stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all the then outstanding shares of our capital stock entitled to vote generally in the election of the directors, voting together as a single class, without a separate vote of the holders of the Preferred Stock, or any series thereof, unless a vote of any such holders is required pursuant to any Preferred Stock Designation.

The holders of shares of Common Stock, Series A Preferred Stock, Series B Preferred Stock shall (a) at all times vote together as a single class on all matters (including the election of directors) submitted to a vote or for the consent of the stockholders of the corporation, (b) be entitled to notice of any stockholders’ meeting in accordance with the Bylaws of the corporation and (c) be entitled to vote upon such matters and in such manner as may be provided by applicable law. Except as otherwise expressly provided herein or required by applicable law, each holder of Common Stock and Preferred B Stock shall have the right to one (1) vote per share of held of record by such holder and each holder of Series A Preferred Stock shall have the right to one hundred (100) votes per share of Series A Preferred Stock held of record by such holder.

Options and Warrants

None.

Convertible Notes

None.

Dividend Policy

We have not paid any cash dividends to shareholders. The declaration of any future cash dividends is at the discretion of our board of directors and depends upon our earnings, if any, our capital requirements and financial position, general economic conditions, and other pertinent conditions.  It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Transfer Agent

At this time we do not have a stock transfer agent but intend to utilize the services of one following this offering.

Penny Stock Regulation

The SEC has adopted regulations which generally define “penny stock” to be any equity security that has a market price (as defined) of less than $5.00 per share or an exercise price of less than $5.00 per share. Such securities are subject to rules that impose additional sales practice requirements on broker-dealers who sell them. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchaser of such securities and have received the purchaser’s written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prepared by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. Finally, among other requirements, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. As the Shares immediately following this Offering will likely be subject to such penny stock rules, purchasers in this Offering will in all likelihood find it more difficult to sell their Shares in the secondary market.

INTERESTS OF NAMED EXPERTS AND COUNSEL

The validity of the shares of common stock offered hereby will be passed upon for us by Benjamin L. Bunker Esq. of 3753 Howard Hughes Parkway, Suite 200, Las Vegas Nevada 89169.

The financial statements included in this prospectus and the registration statement have been audited by MaloneBailey, LLP, certified public accountants, to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

REPORTS TO SECURITIES HOLDERS

We will and will continue to make our financial information equally available to any interested parties or investors through compliance with the disclosure rules of Regulation S-K for a smaller reporting company under the Securities Exchange Act. In addition, we will file Form 8-K and other proxy and information statements from time to time as required. The public may read and copy any materials that we file with the SEC at the SEC's Public Reference Room at 100 F Street NE, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

DESCRIPTION OF FACILITIES

Our principal executive offices are located at 141 NE 3rd Avenue, Miami, FL.

The office space is currently being provided to the Company rent-free by our officers and directors. We believe that our existing facilities are adequate for our current needs and that we will be able to lease suitable additional or alternative space on commercially reasonable terms if and when we need it.

LEGAL PROCEEDINGS

From time to time, we may become party to litigation or other legal proceedings that we consider to be a part of the ordinary course of our business. We are not currently involved in legal proceedings that could reasonably be expected to have a material adverse effect on our business, prospects, financial condition or results of operations. We may become involved in material legal proceedings in the future.

PATENTS AND TRADEMARKS

We do not own, either legally or beneficially, any patents or trademarks.

DIRECTORS AND EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Biographical information regarding the Officers and Directors of the Company, who will continue to serve as Officers and Directors of the Company are provided below:

Ihealthcare, Inc.

NAME	AGE	POSITION
Noel Mijares	42	Chief Executive Officer, President, Chairman of the Board of Directors

NAME	AGE	POSITION
David A. Bingaman	60	Chief Operating Officer, Chief Financial Officer, Chief Accounting Officer, Vice President, Secretary

Noel Mijares

Noel Mijares has extensive business experience and has amassed a great deal of knowledge over the years through his executive roles with a wide array of companies. In 1992 Mijares formed Global Traders and became an authorized dealer for NCR. Mr. Mijares held the position of both President and CEO at Global Traders. Several years later in 1995 Mr. Mijares founded Safe Wrap of America, an international baggage wrap security company operating in nine countries at which he served as the Company’s President and CEO. Subsequently, in 2001 Mr. Mijares saw an opportunity to revolutionize legal resources for professionals and he founded The Subpoena Company of which became a formidable legal vendor amongst attorneys and publicly-traded insurance companies, nationwide. In 2009 Mr. Mijares expanded his reach with the legal sector and formed Unisource Discovery, Inc., a digital records retrieval, eDiscovery company and became a thought leader and well-published author in this area. More recently in 2015 Mr. Mijares was the CEO of Millennium Healthcare. From 2015 to April 2016 he has served as the Chairman, CEO, and President of Ihealthcare, Inc., a Florida Corporation of which has merged with and into the Company.

Recent Experience:

  Ihealthcare, Inc. (Florida Corporation) Chairman, CEO, President 2015 - April 2016
  Pharma Health Corp. Chairman, CEO, President 2014-Present
  Unisource Discovery President, CEO 2009-Present
  The Subpoena Co. President, CEO 2001-Present
  Millennium Healthcare CEO 2015

Education:

- Miami Dade College 1992

Publications:

- Automating Document Retrieval – ALA Link: http://www.slideshare.net/NoelMijares/automatingdocumentretrievalala

- Records Tracking and Congestion – ALA Link: http://www.slideshare.net/NoelMijares/records-tracking-and-congestion-ala

David A. Bingaman

Mr. Bingaman has over 30 years’ experience in the healthcare and software industry. He has served 15 years in senior executive C - level roles in both private and public companies. With the publicly traded American Medical Response, Mr. Bingaman led AMRs highest performing business unit from $36 million to $125 million in revenue in just 4 years as regional CEO and Senior Corporate Vice President. Promoted to Senior Vice President for National Operations, he led a $1.3 Billion mission critical medical services business with operations in 44 states, 250 sites and 22,000 employees then conducted 4 years of successful turnarounds and roll outs of major technology and business process improvement initiatives producing a net profit swing of approximately $37 million. He also met and exceeded all financial targets in nearly 20 consecutive quarters through organic and acquisition growth. Mr. Bingaman secured $1.05 billion career medical business development revenue from multi-year high performance service contracts [SLAs] of $1-$25 million in commercial and government sectors. More recently, he led strategy and business plan development for a national physician medical billing roll up, lead executive in seven SaaS ventures and five Blue Ocean strategy projects and developed a mobile integrated health model. Mr. Bingaman holds a BA 2008 and MBA 2010 from The Corllins University and is graduate of the Valley Medical Center School of Medicine’s Paramedicine Program 1976. Most recently he has served an executive position at the positions listed below.

Recent Experience:

2010 - 2014: President: Aspen Ventures

2014 - 2015: Chief Operating Officer: East Coast Ambulance LLC.

2015 - 2015: President: Millennium Healthcare, Inc

2015 - April 2016: Chief Operating Officer, EVP, Secretary: Ihealthcare, Inc. (Florida Corporation)

Corporate Governance

The Company promotes accountability for adherence to honest and ethical conduct; endeavors to provide full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with the Securities and Exchange Commission (the “SEC”) and in other public communications made by the Company; and strives to be compliant with applicable governmental laws, rules and regulations. The Company has not formally adopted a written code of business conduct and ethics that governs the Company’s employees, officers and Directors as the Company is not required to do so.

In lieu of an Audit Committee, the Company’s Board of Directors, is responsible for reviewing and making recommendations concerning the selection of outside auditors, reviewing the scope, results and effectiveness of the annual audit of the Company's financial statements and other services provided by the Company’s independent public accountants. The Board of Directors, the Chief Executive Officer and the Chief Financial Officer of the Company review the Company's internal accounting controls, practices and policies.

Committees of the Board

Our Company currently does not have nominating, compensation, or audit committees or committees performing similar functions nor does our Company have a written nominating, compensation or audit committee charter. Our officers and directors believe that it is not necessary to have such committees, at this time, because the Directors can adequately perform the functions of such committees.

Audit Committee Financial Expert

Our Board of Directors have determined that we do not have a board member that qualifies as an “audit committee financial expert” as defined in Item 407(D)(5) of Regulation S-K, nor do we have a Board member that qualifies as “independent” as the term is used in Item 7(d)(3)(iv)(B) of Schedule 14A under the Securities Exchange Act of 1934, as amended, and as defined by Rule 4200(a)(14) of the FINRA Rules.

We believe that our Directors are capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting. The Directors of our Company do not believe that it is necessary to have an audit committee because management believes that the Board of Directors can adequately perform the functions of an audit committee. In addition, we believe that retaining an independent Director who would qualify as an "audit committee financial expert" would be overly costly and burdensome and is not warranted in our circumstances given the stage of our development and the fact that we have not generated any positive cash flows from operations to date.

Involvement in Certain Legal Proceedings

Our officers and directors have not been involved in or a party in any of the following events or actions during the past ten years:

1.	any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;
2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
3.	being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or
4.	being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

5.	Such person was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;
6.	Such person was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;
7.	Such person was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:(i) Any Federal or State securities or commodities law or regulation; or(ii) Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or(iii) Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or
8.	Such person was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Independence of Directors

We are not required to have independent members of our Board of Directors, and do not anticipate having independent Directors until such time as we are required to do so.

Code of Ethics

We have not adopted a formal Code of Ethics. The Board of Directors evaluated the business of the Company and the number of employees and determined that since the business is operated by a small number of persons, general rules of fiduciary duty and federal and state criminal, business conduct and securities laws are adequate ethical guidelines. In the event our operations, employees and/or Directors expand in the future, we may take actions to adopt a formal Code of Ethics.

Shareholder Proposals

Our Company does not have any defined policy or procedural requirements for shareholders to submit recommendations or nominations for Directors. The Board of Directors believes that, given the stage of our development, a specific nominating policy would be premature and of little assistance until our business operations develop to a more advanced level. Our Company does not currently have any specific or minimum criteria for the election of nominees to the Board of Directors and we do not have any specific process or procedure for evaluating such nominees. The Board of Directors will assess all candidates, whether submitted by management or shareholders, and make recommendations for election or appointment.

A shareholder who wishes to communicate with our Board of Directors may do so by directing a written request addressed to our our Chief Executive Officer Noel Mijares, at the address appearing on the first page of this Information Statement.

EXECUTIVE COMPENSATION

Summary Compensation Table:

The below table is in regards to our past two fiscal year ends:

Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Noel Mijares, Chief Executive Officer, President, Director	2014	0	0	0	0	0	0	0	0
Noel Mijares, Chief Executive Officer, President, Director	2015	0	0	0	0	0	0	0	0
David A Bingaman, Chief Operating Officer, Chief Financial Officer, Chief Accounting Officer, Vice President, and Secretary.	2014	0	0	0	0	0	0	0	0
David A. Bingaman, Chief Operating Officer, Chief Financial Officer, Chief Accounting Officer, Vice President, and Secretary.	2015	0	0	0	0	0	0	0	0
Jeffrey DeNunzio, Former sole officer and director	2014	0	0	2,000	0	0	0	0	2,000
Jeffrey DeNunzio, Former sole officer and director	2015	0	0	2,000	0	0	0	0	2,000

*On January 14, 2016 Mr. Jeffrey DeNunzio, the sole shareholder of the Company transferred to Ihealthcare, Inc., a Florida Company, 20,000,000 shares of our common stock which represented all of our issued and outstanding shares at the time of transfer. The transfer was the result of the sale of the Company to Ihealthcare, Inc., the Florida Company.

On January 14, 2016 Ihealthcare, Inc., a Florida Company, became the controlling shareholder of Opulent Acquisition, Inc. At the time of the sale of Opulent Acquisition, Inc. Mr. Mijares owned 62.5% and Mr. Bingaman owned 37.5% of the issued and outstanding shares of Ihealthcare, Inc., the Florida Company.

Pursuant to the Agreement and Plan of Merger (“Agreement”) dated April 22, 2016, by and between, Ihealthcare, Inc. a Florida Corporation (“Ihealthcare, Inc.-Florida”), and Opulent Acquisition, Inc., a Delaware Corporation, (“Ihealthcare, Inc.-Delaware” or the “Surviving Corporation), jointly the (“Constituent Corporations”) effective as of April 22, 2016, Ihealthcare, Inc.-Florida merged with and into Ihealthcare, Inc.-Delaware with Ihealthcare, Inc.-Delaware continuing as the Surviving Corporation.

The board of directors of the Constituent Corporations have declared the Merger Agreement advisable, fair to and in the best interests of the Constituent Corporations and have approved the Merger.

Immediately before the effective time of the Merger each share of common stock, par value $0.0001 per share of Ihealthcare-Delaware held by Ihealthcare-Florida was cancelled. Each share issued and outstanding of Ihelathcare-Florida held by the shareholders was converted into one hundred validly issued, fully paid, and nonassessable shares of common stock, par value $0.0001 per share of Ihealthcare-Delaware.

Previous to the Merger Noel Mijares owned 6,250 shares of common stock of Ihealthcare, Inc., the Florida Company and David A Bingaman owned 3,750 shares of common stock of Ihealthcare, Inc., the Florida Company. After the merger each one of these shares were converted into 100 shares of our common stock (Ihealthcare, Inc., a Delaware Company, formerly known as Opulent Acquistion, Inc).

Currently, Noel Mijares owns 625,000 shares of our common stock and David A Bingaman owns 375,000 shares of our common stock.

Compensation of Directors

The table above summarizes all compensation of our directors as of of two most recent fiscal year ends.

Stock Option Grants

We have not granted any stock options to our executive officers since our incorporation.

Employment Agreements

We do not have an employment or consulting agreement with any officers or Directors.

Compensation Discussion and Analysis

Director Compensation

The Board of Directors reserves the right in the future to award the members of the Board of Directors cash or stock based consideration for their services to the Company, which awards, if granted shall be in the sole determination of the Board of Directors.

Executive Compensation Philosophy

Our Board of Directors determines the compensation given to our executive officers in their sole determination. Our Board of Directors reserves the right to pay our executive or any future executives a salary, and/or issue them shares of common stock issued in consideration for services rendered and/or to award incentive bonuses which are linked to our performance, as well as to the individual executive officer’s performance. This package may also include long-term stock based compensation to certain executives, which is intended to align the performance of our executives with our long-term business strategies. Additionally, while our Board of Directors has not granted any performance base stock options to date, the Board of Directors reserves the right to grant such options in the future, if the Board in its sole determination believes such grants would be in the best interests of the Company.

Incentive Bonus

The Board of Directors may grant incentive bonuses to our executive officer and/or future executive officers in its sole discretion, if the Board of Directors believes such bonuses are in the Company’s best interest, after analyzing our current business objectives and growth, if any, and the amount of revenue we are able to generate each month, which revenue is a direct result of the actions and ability of such executives.

Long-term, Stock Based Compensation

In order to attract, retain and motivate executive talent necessary to support the Company’s long-term business strategy we may award our executive and any future executives with long-term, stock-based compensation in the future, at the sole discretion of our Board of Directors, which we do not currently have any immediate plans to award.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of May 16, 2016, the Company has 1,000,000 shares of common stock and no shares of preferred stock issued and outstanding.

Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned	Common Stock Voting Percentage Beneficially Owned	Voting Shares Preferred Stock Are Able to Vote	Preferred Stock Voting Percentage Beneficially Owned	Total Voting Percentage Beneficially Owned (1)
Executive Officers and Directors
Noel Mijares	625,000	100.0%	0	0.0%	62.50%
David A. Bingaman	375,000	100.0%	0	0.0%	37.50%
5% Shareholders
N/A	-	-	-	-	-

Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. Under this rule, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire shares (for example, upon exercise of an option or warrant) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by such person by reason of such acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person’s actual voting power at any particular date.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On January 14, 2016 Mr. Jeffrey DeNunzio, the sole shareholder of the Company, transferred to Ihealthcare, Inc., a Florida Company, 20,000,000 shares of our common stock which represented all of our issued and outstanding shares at the time of transfer. The transfer was the result of the sale of the Company to Ihealthcare, Inc., the Florida Company.

On January 14, 2016 Ihealthcare, Inc., a Florida Company, became the controlling shareholder of Opulent Acquisition, Inc. At the time of the sale of Opulent Acquisition, Inc., Mr. Mijares owned 62.5% and Mr. Bingaman owned 37.5% of the issued and outstanding shares of Ihealthcare, Inc., the Florida Company.

On January 14, 2016, Mr. Jeffrey DeNunzio resigned as Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer and Director.

On January 14, 2016, Mr. Noel Mijares was appointed as Chairman of the Board of Directors, Chief Executive Officer, and President.

On January 14, 2016, Mr. David A. Bingaman was appointed as Chief Operating Officer, Vice President, and Secretary.

On April 22, 2016 we, Opulent Acquisition, Inc. (“Ihealthcare, Inc.-Delaware”) entered into and consummated a merger with Ihealthcare, Inc., a Florida Company (“Ihealthcare, Inc.-Florida”). Ihealthcare, Inc.-Delaware is the Surviving Corporation as result of the merger. The officers and directors of Opulent Acquisition, Inc., now known as Ihealthcare, Inc., remained the same and unchanged. Our officers and directors continue to serve their respective positions with the Company.

On April 22, 2016, the Company filed with the Delaware Secretary of State an amendment to the Company’s certificate of incorporation, changing its name to Ihealthcare, Inc.

On May 13, 2016 David A. Bingaman was appointed as Chief Financial Officer, Chief Accounting Officer, and Director.

Review, Approval and Ratification of Related Party Transactions

Given our small size and limited financial resources, we have not adopted formal policies and procedures for the review, approval or ratification of transactions, such as those described above, with our executive officer(s), Director(s) and significant stockholders. We intend to establish formal policies and procedures in the future, once we have sufficient resources and have appointed additional Directors, so that such transactions will be subject to the review, approval or ratification of our Board of Directors, or an appropriate committee thereof. On a moving forward basis, our Directors will continue to approve any related party transaction.

PRINCIPAL ACCOUNTING FEES AND SERVICES

Below is the aggregate amount of fees billed for professional services rendered by our principal accountants with respect to our last two fiscal years.

		2015	2014
Audit fees	MaloneBailey, LLP	$3,750	$0
Audit related fees		-	-
Tax fees		-	-
All other fees		-	-

Total		$3,750	$0

All of the professional services rendered by principal accountants for the audit of our annual financial statements that are normally provided by the accountant in connection with statutory and regulatory filings or engagements for last two fiscal years were approved by our board of directors.

MATERIAL CHANGES

None

FINANCIAL STATEMENTS AND EXHIBITS

IHEALTHCARE, INC. FKA OPULENT ACQUISITION, INC.

Pages

Report of Independent Registered Public Accounting Firm	F2

Balance Sheets	F3

Statements of Operations	F4

Statements of Stockholders’ Deficit	F5

Statements of Cash Flows	F6

Notes to Financial Statements	F7-F10

-F1-

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholder of

Opulent Acquisitions, Inc.

Miami, Florida

We have audited the accompanying balance sheets of iHealhcare, Inc. (formerly known as Opulent Acquisitions, Inc.) (the "Company") as of November 30, 2015 and 2014 and the related statements of operations, changes in stockholders’ deficit and cash flows for the year ended November 30, 2015 and for the period from November 25, 2014 (inception) November 30, 2014. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits include consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company, as of November 30, 2015 and 2014 and the results of its operations and its cash flows for the year ended November 30, 2015 and for the period from November 25, 2015 (inception) through November 30, 2014 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has suffered a net loss, working capital deficiency, does not have assets, nor does it have operations or a source of revenue sufficient to cover its operation which raises substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters also are described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

February 17, 2016

-F2-

IHEALTHCARE, INC.

(FORMERLY KNOWN AS Opulent Acquisition, Inc.)

BALANCE SHEETS

	As of November 30, 2015	As of November 30, 2014

ASSETS
TOTAL ASSETS	$-	$-

LIABILITIES AND STOCKHOLDERS’ DEFICIT
CURRENT LIABILITIES:
Accrued expenses	3,446	2,148

Total Liabilities	3,446	2,148

STOCKHOLDERS’ DEFICIT:
Preferred stock ($.0001 par value, 20,000,000 shares authorized; none issued and outstanding as of November 30, 2015 and November 30, 2014)	-	-

Common stock ($.0001 par value, 500,000,000 shares authorized, 20,000,000 shares issued and outstanding as of November 30, 2015 and November 30, 2014)	2,000	2,000

Additional Paid in Capital	6,198	-

Accumulated Deficit	(11,644)	(4,148)
Total Stockholders' Deficit	(3,446)	(2,148)
TOTAL LIABILITIES & STOCKHOLDERS’ DEFICIT	$-	$-

The accompanying notes to the financial statements are an integral part of these financial statements

-F3-

IHEALTHCARE, INC.

(FORMERLY KNOWN AS Opulent Acquisition, Inc.)

STATEMENTS OF OPERATIONS

	For the year ended November 30, 2015	For the period from November 25, 2014 (inception) to November 30, 2014

Revenues
Revenues	$-	$-

Operating Expenses
General and administrative expenses	7,496	4,148
Total Operating Expenses	7,496	4,148

Net loss	$(7,496)	$(4,148)

Net loss per common share

Basic and Diluted net loss per share of common stock	$(0.00)	$(0.00)

Weighted average number of common shares outstanding – Basic and Diluted	20,000,000	20,000,000

 The accompanying notes to the financial statements are an integral part of these financial statements

-F4-

IHEALTHCARE, INC.

(FORMERLY KNOWN AS Opulent Acquisition, Inc.)

STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT

For the period from November 25, 2014 (inception) through November 30, 2015

	Common Stock	Par Value Common Stock	Additional Paid-in Capital	Accumulated Deficit	Total

November 25, 2014 (Inception) -Shares issued for services rendered at $.0001 per share (par value)	20,000,000	$2,000	$-	$-	$2,000

Net loss for the period	-	-	-	(4,148)	(4,148)

Balance November 30, 2014	20,000,000	$2,000	$-	$(4,148)	$(2,148)

Contributed Expenses	-	-	6,198	-	6,198

Net Loss	-	-	-	(7,496)	(7,496)

Balance November 30, 2015	20,000,000	$2,000	$6,198	$(11,644)	$(3,446)

The accompanying notes to financial statements are an integral part of these financial statements

-F5-

IHEALTHCARE, INC.

(FORMERLY KNOWN AS Opulent Acquisition, Inc.)

STATEMENTS OF CASH FLOWS

	For the year ended November 30, 2015	For the period from November 25 (inception) to November 30, 2014

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(7,496)	$(4,148)
Adjustments to reconcile net loss to net cash used in operating activities:
Expenses contributed to capital	6,198	-
Share based expenses	-	2,000
Changes in current assets and liabilities:
Accrued expenses	$1,298	$2,148
Net cash used in operating activities	-	-

Increase (Decrease) in cash	-	-
Beginning cash balance	-	-
Ending cash balance	$-	$-

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Interest paid	$-	$-
Income taxes paid	$-	$-

The accompanying notes to the financial statements are an integral part of these financial statements

-F6-

IHEALTHCARE, INC.

(FORMERLY KNOWN AS Opulent Acquisition, Inc.)

NOTES TO THE FINANCIAL STATEMENTS

November 30, 2015, and November 30, 2014

Note 1 – Organization and Description of Business

Opulent Acquisition, Inc. (the Company) was incorporated under the laws of the State of Delaware on November 25, 2014. The Company intends to serve as a vehicle to affect an asset acquisition, merger, exchange of capital stock or other business combination with a domestic or foreign business. As of November 30, 2015 the Company had not yet commenced any operations.

The Company has elected November 30th as its year end.

Note 2 – Summary of Significant Accounting Policies

Basis of Presentation

The Financial Statements and related disclosures have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”). The Financial Statements have been prepared using the accrual basis of accounting in accordance with Generally Accepted Accounting Principles (“GAAP”) of the United States (See Note 3) regarding the assumption that the Company is a “going concern”.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. In the opinion of management, all adjustments necessary in order to make the financial statements not misleading have been included. Due to the minimal level of operations, the Company has not had to make material assumptions or estimates other than the assumption that the Company is a going concern. Actual results could differ from those estimates.

Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents. Cash and cash equivalents at November 30, 2015 and 2014 were $0.

Income Taxes

The Company accounts for income taxes under ASC 740, “Income Taxes.”  Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs.  A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.  No deferred tax assets or liabilities were recognized at November 30, 2015 or November 30, 2014.

Basic Earnings (Loss) Per Share

The Company computes basic and diluted earnings per share amounts in accordance with ASC Topic 260, Earnings per Share. Basic earnings per share is computed by dividing net income (loss) available to common shareholders by the weighted average number of common shares outstanding during the reporting period. Diluted earnings per share reflects the potential dilution that could occur if stock options and other commitments to issue common stock were exercised or equity awards vest resulting in the issuance of common stock that could share in the earnings of the Company. As of November 30, 2015 and 2014, there were no common stock equivalents or options outstanding.

Fair Value of Financial Instruments

The Company’s balance sheet includes certain financial instruments. The carrying amounts of current assets and current liabilities approximate their fair value because of the relatively short period of time between the origination of these instruments and their expected realization.

ASC 820, Fair Value Measurements and Disclosures, defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy are described below:

·	Level 1 - Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.
·	Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates); and inputs that are derived principally from or corroborated by observable market data by correlation or other means.
·	Level 3 - Inputs that are both significant to the fair value measurement and unobservable.

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of November 30, 2015 and 2014. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values due to the short-term nature of these instruments. These financial instruments include accrued expenses.

Share-based Expense

ASC 718, “Compensation – Stock Compensation”, prescribes accounting and reporting standards for all share-based payment transactions in which employee services are acquired. Transactions include incurring liabilities, or issuing or offering to issue shares, options, and other equity instruments such as employee stock ownership plans and stock appreciation rights. Share-based payments to employees, including grants of employee stock options, are recognized as compensation expense in the financial statements based on their fair values. That expense is recognized over the period during which an employee is required to provide services in exchange for the award, known as the requisite service period (usually the vesting period).

The Company accounts for stock-based compensation issued to non-employees and consultants in accordance with the provisions of ASC 505-50, “Equity – Based Payments to Non-Employees.”  Measurement of share-based payment transactions with non-employees is based on the fair value of whichever is more reliably measurable:  (a) the goods or services received; or (b) the equity instruments issued.  The fair value of the share-based payment transaction is determined at the earlier of performance commitment date or performance completion date.

The company had no stock-based compensation plans at November 30, 2015 and 2014.

Share-based expense for the twelve months ended November 30, 2015 was $0.

Share-based expense for the for the period from November 25, 2014 through November 30, 2014 was $2,000.

-F7-

Related Parties

The Company follows ASC 850, Related Party Disclosures, for the identification of related parties and disclosure of related party transactions.

Recent Accounting Pronouncements

In August 2014, FASB issued Accounting Standards Update (ASU) No. 2014-15, Presentation of Financial Statements – Going Concern; Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern. The amendments in this update provide guidance in GAAP about management’s responsibility to evaluate whether there is substantial doubt about an entity’s ability to continue as a going concern and to provide related footnote disclosures. In doing so, the amendments should reduce diversity in the timing and content of footnote disclosures. The guidance is effective for the annual period ending after December 15, 2016, and for annual periods and interim periods thereafter. Early adoption is permitted but not required; at this time we are not early adopting. As the objective of this accounting standard is to provide guidance on the disclosure of uncertainties about an entity’s ability to continue as a going concern, the adoption of this standard is not expected to impact our financial position or results of operations.

In June 2014, the FASB issued ASU 2014-10, Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements, Including an Amendment to Variable Interest Entities Guidance in Topic 810, Consolidation. The amendments in this update remove all incremental financial reporting requirements from U.S. GAAP for development stage entities and also eliminate an exception provided to development stage entities in Topic 810, Consolidation, for determining whether an entity is a variable interest entity on the basis of the amount of investment equity that is at risk. These amendments are effective for annual reporting periods beginning after December 15, 2014, and interim periods therein, with early application permitted. Early application of each of the amendments is permitted for any annual reporting period or interim period for which the entity’s financial statements have not yet been issued (public business entities) or made available for issuance (other entities). We early adopted this pronouncement. As the objective of the amendments in this update is to improve financial reporting by reducing the cost and complexity associated with the incremental reporting requirements for development stage entities our early adoption of this guidance has not impacted our financial position or results of operations.

Note 3 – Going Concern

The Company’s financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern that contemplates the realization of assets and liquidation of liabilities in the normal course of business.

The Company demonstrates adverse conditions that raise substantial doubt about the Company's ability to continue as a going concern for one year following the issuance of these financial statements. These adverse conditions are negative financial trends, specifically operating loss, working capital deficiency, negative cash flow from operating activities, and other adverse key financial ratios.

The Company has not established any source of revenue to cover its operating costs. Management plans to fund operating expenses with related party contributions to capital. There is no assurance that management's plan will be successful.

The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event that the Company cannot continue as a going concern.

-F8-

Note 4 – Accrued Expenses

Accrued expenses totaled $3,446 and $2,148 at November 30, 2015 and November 30, 2014, respectively for general and administrative expenses.

Note 5 – Commitments and Contingencies

The Company follows ASC 450-20, Loss Contingencies, to report accounting for contingencies.  Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated. There were no commitments or contingencies as of November 30, 2015 and 2014.

Note 6 - Income Taxes

The Company has not recognized an income tax benefit for its operating losses generated based on uncertainties concerning its ability to generate taxable income in future periods. The tax benefit for the period presented is offset by a valuation allowance established against deferred tax assets arising from the net operating losses, the realization of which could not be considered more likely than not. In future periods, tax benefits and related deferred tax assets will be recognized when management considers realization of such amounts to be more likely than not. Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carryforwards for Federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur, net operating loss carryforwards may be limited as to use in future years

As of November 30, 2015, the Company has incurred a net loss carryforward of approximately $11,644 which resulted in a net operating loss for income tax purposes. NOLs begin expiring in 2034. The loss results in a deferred tax asset of approximately $4,775 at the effective statutory rate of 35%. The deferred tax asset has been off-set by an equal valuation allowance.

	November 30,

	2015	2014
Deferred tax asset, generated from net operating loss at statutory rates	$3,375	$752
Valuation allowance	(3,375)	(752)
	$—	$—

The reconciliation of the effective income tax rate to the federal statutory rate is as follows:

Federal income tax rate	35.0%
Increase in valuation allowance	(35.0%)
Effective income tax rate	0.0%

-F9-

Note 7 – Shareholder Equity

Preferred Stock

The authorized preferred stock of the Company consists of 20,000,000 shares with a par value of $0.0001. The Company has not issued any shares as of November 30, 2015 and 2014.

Common Stock

The authorized common stock of the Company consists of 500,000,000 shares with a par value of $0.0001. There were 20,000,000 shares of common stock issued and outstanding as of November 30, 2015 and 2014.

The Company does not have any potentially dilutive instruments as of November 30, 2015 or 2014 and, thus, anti-dilution issues are not applicable.

On November 25, 2014 the Company issued 20,000,000 of its $0.0001 par value common stock at $0.0001 per share and totaling $2,000 to the former sole officer/director/shareholder for services.

Pertinent Rights and Privileges

Holders of shares of common stock are entitled to one vote for each share held to be used at all stockholders’ meetings and for all purposes including the election of directors. Common stock does not have cumulative voting rights. Nor does it have preemptive or preferential rights to acquire or subscribe for any unissued shares of any class of stock.

Additional Paid In Capital

Total amounts contributed to additional paid in capital for the periods ended November 30, 2015 and November 30, 2014 totaled $6,198 and $0, respectively. (Note 8)

Note 8 – Related-Party Transactions

Common stock

On November 25, 2014 the Company issued 20,000,000 of its $0.0001 par value common stock at $0.0001 per share and totaling $2,000 to the former sole office/director/shareholder for services.

Additional paid in capital

During the year ended November 30, 2015, our former sole officer/director/shareholder contributed additional paid in capital in the amount of $6,198 to fund operating expenses.

Total amounts contributed at November 30, 2015 and 2014 totaled $6,198 and none, respectively.

Note 9 – Subsequent Events

Following our fiscal year end November 30, 2015 the following material events have occurred:

On January 14, 2016 Mr. Jeffrey DeNunzio, the sole shareholder of the Company transferred to iHealthcare, Inc., 20,000,000 shares of our common stock which represents all of our issued and outstanding shares. Noel Mijares and David A. Bingaman are the controlling shareholders of iHealthcare, Inc., a Florida corporation. Mr.Mijares owns 62.5% and Mr. Bingaman owns 37.5% of the issued and outstanding shares of iHealthcare, Inc.

On January 14, 2016, Mr. Jeffrey DeNunzio resigned as Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer and Director.

On January 14, 2016, Mr. Noel Mijares was appointed as Chairman of the Board of Directors, Chief Executive Officer, and President.

On January 14, 2016, Mr. David A. Bingaman was appointed as Chief Operating Officer, Vice President, and Secretary.

-F10-

IHEALTHCARE, INC. FKA OPULENT ACQUISITION, INC.

Pages

Balance Sheets	F12

Statements of Operations	F13

Statements of Cash Flows	F14

Notes to Financial Statements	F15

-F11-

IHEALTHCARE, INC.

(FORMERLY KNOWN AS Opulent Acquisition, Inc.)

BALANCE SHEETS

(UNAUDITED)

	As of February 29, 2016	As of November 30, 2015
ASSETS

TOTAL ASSETS	$-	$-

LIABILITIES & STOCKHOLDERS’ DEFICIT
Current Liabilities

Accrued expenses	$3,500	$3,446

Total Current Liabilities	3,500	3,446

TOTAL LIABILITIES	3,500	3,446

Stockholders’ Deficit
Preferred stock ($.0001 par value, 20,000,000 shares authorized; none issued and outstanding)	-	-

Common stock ($.0001 par value, 500,000,000 shares authorized, 20,000,000 shares issued and outstanding as of February 29, 2016 and November 30, 2015)	2,000	2,000
Additional Paid in Capital	10,894	6,198
Accumulated Deficit	(16,394)	(11,644)

Total Stockholders’ Deficit	(3,500)	(3,446)

TOTAL LIABILITIES & STOCKHOLDERS’ DEFICIT	$-	$-

See Accompanying Notes to Unaudited Financial Statements

-F12-

IHEALTHCARE, INC.

(FORMERLY KNOWN AS Opulent Acquisition, Inc.)

STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended February 29, 2016	Three Months Ended February 28, 2015
Operating expenses
Professional fees	$4,750	$1,500
Total operating expenses	4,750	1,500
Net loss	$(4,750)	$(1,500)
Basic and Diluted net loss per common share	$(0.00)	$(0.00)

Weighted average number of common shares outstanding-Basic and Diluted	20,000,000	20,000,000

See Accompanying Notes to Unaudited Financial Statements

-F13-

IHEALTHCARE, INC.

(FORMERLY KNOWN AS Opulent Acquisition, Inc.)

STATEMENTS OF CASH FLOWS

(UNAUDITED)

	For the Three Months Ended February 29, 2016	For the Three Months Ended February 28, 2015
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(4,750)	$(1,500)
Adjustment to reconcile net loss to net cash used in operating activities:
Expenses contributed to capital	4,696	2,648
Changes in current assets and liabilities:
Accrued expenses	54	(1,148)
Net cash used in operating activities	-	-

Increase (Decrease) in cash	-	-
Beginning cash balance	-	-
Ending cash balance	$-	$-

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Interest paid	$-	$-

Income taxes paid	$-	$-

See Accompanying Notes to Unaudited Financial Statements

-F14-

IHEALTHCARE, INC.

(FORMERLY KNOWN AS Opulent Acquisition, Inc.)

NOTES TO THE UNAUDITED FINANCIAL STATEMENTS

FEBRUARY 29, 2016

Note 1 – Organization and Description of Business

Opulent Acquisition, Inc. (the Company) was incorporated under the laws of the State of Delaware on November 25, 2014. The Company intended to serve as a vehicle to affect an asset acquisition, merger, exchange of capital stock or other business combination with a domestic or foreign business. The Company has elected November 30th as its year end.

On January 14, 2016, Mr. Jeffrey DeNunzio, the former sole shareholder of Opulent Acquisition, Inc., sold 20,000,000 shares of common stock to iHealthcare, Inc. Following the closing of the share purchase transaction, iHealthcare, Inc. owns a 100% interest in the issued and outstanding shares of our common stock. iHealthcare, Inc. is the controlling shareholder of Opulent Acquisition, Inc. As of February 29, 2016 the Company had not yet commenced any operations.

On January 14, 2016, Mr. Jeffrey DeNunzio resigned as Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer and Director of Opulent Acquisition, Inc.

On January 14, 2016, Mr. Noel Mijares was appointed as Chairman of the Board of Directors, Chief Executive Officer, and President.

On January 14, 2016, Mr. David A. Bingaman was appointed as Chief Operating Officer, Vice President, and Secretary.

Note 2 – Summary of Significant Accounting Policies

Basis of Presentation

The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America for interim financial information and with the instructions to Form 10-Q and Regulation S-X. Accordingly, these financial statements do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments considered necessary for a fair presentation have been included and such adjustments are of a normal recurring nature. These financial statements should be read in conjunction with the financial statements for the year ended November 30, 2015 and notes thereto.

The results of operations for the three month period ended February 29, 2016 are not necessarily indicative of the results for the full fiscal year ending November 30, 2016.

Note 3 – Going Concern

The Company’s financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern that contemplates the realization of assets and liquidation of liabilities in the normal course of business.

The Company demonstrates adverse conditions that raise substantial doubt about the Company's ability to continue as a going concern for one year following the issuance of these financial statements. These adverse conditions are negative financial trends, specifically operating loss, working capital deficiency, negative cash flow from operating activities, and other adverse key financial ratios.

The Company has not established any source of revenue to cover its operating costs. Management plans to fund operating expenses with related party contributions to capital. There is no assurance that management's plan will be successful.

The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event that the Company cannot continue as a going concern.

Note 4 – Accrued Expenses

Accrued expenses totaled $3,500 and $3,446 at February 29, 2016 and November 30, 2015, respectively and consisted solely of professional fees and general and administrative expenses.

Note 5 – Related-Party Transactions

Common stock

On January 14, 2016, Mr. Jeffrey DeNunzio, the former sole shareholder of Opulent Acquisition, Inc., sold 20,000,000 shares of common stock to iHealthcare, Inc. Following the closing of the share purchase transaction, iHealthcare, Inc. owns a 100% interest in the issued and outstanding shares of our common stock. iHealthcare, Inc. is the controlling shareholder of Opulent Acquisition, Inc.

Additional paid in capital

During the three month period ending February 29, 2016, our former sole officer/director/shareholder contributed additional paid in capital in the amount of $4,696 to fund operating expenses.

-F15-

Ihealthcare, Inc., a Florida corporation

(PRIOR TO MERGER)

Pages

Report of Independent Registered Public Accounting Firm	F17

Balance Sheet	F18

Statement of Operations	F19

Statement of Changes in Stockholders’ Equity	F20

Statement of Cash Flows	F21

Notes to Financial Statements	F22-F9

-F16-

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders’ of

iHealthcare, Inc.

Miami, Florida

We have audited the accompanying balance sheet of iHealthcare, Inc. (the "Company") as of December 31, 2015 and the related statements of operations, changes in stockholders’ equity and cash flows for the period from September 8, 2015 (inception) through December 31, 2015. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company, as of December 31, 2015 and the results of its operations and its cash flows for the period from September 8, 2015 (inception) through December 31, 2015 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has suffered a net loss and does not have a source of revenue sufficient to cover its operation which raises substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters also are described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

April 22, 2016

 -F17-

Ihealthcare, Inc.

BALANCE SHEET

As of December 31, 2015
ASSETS
Cash	$100
Advance due from related party	100
Deposit held in escrow	25,000
Total Current Assets	25,200

TOTAL ASSETS	$25,200

LIABILITIES & STOCKHOLDERS’ EQUITY
Current Liabilities

Accrued expenses	$2,500
Due to related party	500
Total Current Liabilities	3,000

Stockholders’ Equity

Common stock (no par value, 10,000 shares authorized, 10,000 shares issued and outstanding as of December 31, 2015)	60,000
Subscriptions Receivable	(34,800)
Accumulated deficit	(3,000)
Total Stockholders’ Equity	22,200

TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY	$25,200

The accompanying notes to the financial statements are an integral part of these financial statements.

 -F18-

Ihealthcare, Inc.

STATEMENT OF OPERATIONS

September 8, 2015 (Inception) through December 31, 2015

Operating Expenses

General & Administrative Expenses	$3,000
Total Operating Expenses	3,000

Net loss	$(3,000)
Net loss Per Common Share- Basic and Diluted	(0.47)
Weighted average number of common shares outstanding- Basic and Diluted	6,404

The accompanying notes to the financial statements are an integral part of these financial statements.

-F19-

Ihealthcare, Inc.

STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY

FOR THE PERIOD FROM SEPTEMBER 8, 2015 (INCEPTION) TO DECEMBER 31, 2015

	Common Stock	Common Stock Amount	Subscription Receivable	Additional Paid-in Capital	Accumulated Deficit	Total

Balance September 8, 2015 (Inception)	-	$-	$-	$-	$-	$-
Subscription receivable	10,000	60,000	(60,000)	-	-	-
Subscription receivable payments	-	-	25,200	-	-	25,200
Net loss	-	-	-	-	(3,000)	(3,000)

Balance December 31, 2015	10,000	$60,000	$(34,800)	$-	$(3,000)	$22,200

The accompanying notes to the financial statements are an integral part of these financial statements.

-F20-

 Ihealthcare, Inc.

STATEMENT OF CASH FLOWS

September 8, 2015 (Inception) through December 31, 2015
CASH FLOWS FROM OPERATING ACTIVITIES
Net Loss	$(3,000)

Adjustment to reconcile net loss to net cash used in operating activities:
Changes in current assets and liabilities:
Due to related party	500
Accrued expenses	2,500
Net cash used in operating activities	-

CASH FLOW FROM INVESTING ACTIVITIES:
Advance to related party	(7,500)
Repayment of advance to related party	7,400
Deposit on acquisition	(25,000)
Net cash used in investing activities	(25,100)

CASH FLOW FROM FINANCING ACTIVITIES:
Proceeds from subscription receivable	25,200
Net cash provided by financing activities	25,200

Net change in cash:	100
Cash at beginning of period:	-
Cash at end of period:	$100

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Interest paid	$-
Income taxes paid	$-

NONCASH FINANCING AND INVESTING INFORMATION:
Subscription receivable	$(60,000)

The accompanying notes to the financial statements are an integral part of these financial statements.

-F21-

Ihealthcare, Inc.

Notes to Financial Statements

Note 1 - Organization and Description of Business

Ihealthcare, Inc. (the Company) was incorporated under the laws of the State of Florida on September 8, 2015. Ihealthcare, Inc. is a health-focused company currently engaged in launching its first product - a urinalysis testing cup, for which it has a global distribution agreement. The Company is also focusing on its core business plan which is to acquire health-related software platforms and/or networks.

The Company has elected December 31st as its year end.

Note 2 - Summary of Significant Accounting Policies

Basis of Presentation

The accompanying audited financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. In the opinion of management, all adjustments necessary in order to make the financial statements not misleading have been included. Actual results could differ from those estimates. Due to the minimal level of operations, the Company has not had to make material assumptions or estimates other than the assumption that the Company is a going concern.

Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents. Cash and cash equivalents at December 31, 2015 were $100.

-F22-

Income Taxes

The Company accounts for income taxes under ASC 740, “Income Taxes.”  Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs.  A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.  No deferred tax assets or liabilities were recognized at December 31, 2015.

Basic Earnings (Loss) Per Share

The Company computes basic and diluted earnings per share amounts in accordance with ASC Topic 260, Earnings per Share. Basic earnings per share is computed by dividing net income (loss) available to common shareholders by the weighted average number of common shares outstanding during the reporting period. Diluted earnings per share reflects the potential dilution that could occur if stock options and other commitments to issue common stock were exercised or equity awards vest resulting in the issuance of common stock that could share in the earnings of the Company.

The Company does not have any potentially dilutive instruments as of December 31, 2015 and, thus, anti-dilution issues are not applicable.

Fair Value of Financial Instruments

The Company’s balance sheet includes certain financial instruments. The carrying amounts of current assets and current liabilities approximate their fair value because of the relatively short period of time between the origination of these instruments and their expected realization.

ASC 820, Fair Value Measurements and Disclosures, defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy are described below:

•	Level 1 - Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.
•	Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates); and inputs that are derived principally from or corroborated by observable market data by correlation or other means.
•	Level 3 - Inputs that are both significant to the fair value measurement and unobservable.

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of December 31, 2015. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values due to the short-term nature of these instruments. These financial instruments include accrued expenses.

Related Parties

The Company follows ASC 850, Related Party Disclosures, for the identification of related parties and disclosure of related party transactions.

Share-based Expense

ASC 718, “Compensation – Stock Compensation”, prescribes accounting and reporting standards for all share-based payment transactions in which employee services are acquired. Transactions include incurring liabilities, or issuing or offering to issue shares, options, and other equity instruments such as employee stock ownership plans and stock appreciation rights. Share-based payments to employees, including grants of employee stock options, are recognized as compensation expense in the financial statements based on their fair values. That expense is recognized over the period during which an employee is required to provide services in exchange for the award, known as the requisite service period (usually the vesting period).

The Company accounts for stock-based compensation issued to non-employees and consultants in accordance with the provisions of ASC 505-50, “Equity – Based Payments to Non-Employees.”  Measurement of share-based payment transactions with non-employees is based on the fair value of whichever is more reliably measurable:  (a) the goods or services received; or (b) the equity instruments issued.  The fair value of the share-based payment transaction is determined at the earlier of performance commitment date or performance completion date.

The company had no stock-based compensation plans December 31, 2015.

Share-based expense for the period ended December 31, 2015 was $0.

Recently Issued Accounting Pronouncements

In August 2014, FASB issued Accounting Standards Update (ASU) No. 2014-15, Presentation of Financial Statements – Going Concern; Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern. The amendments in this update provide guidance in GAAP about management’s responsibility to evaluate whether there is substantial doubt about an entity’s ability to continue as a going concern and to provide related footnote disclosures. In doing so, the amendments should reduce diversity in the timing and content of footnote disclosures. The guidance is effective for the annual period ending after December 15, 2016, and for annual periods and interim periods thereafter. Early adoption is permitted but not required; at this time we are not early adopting. As the objective of this accounting standard is to provide guidance on the disclosure of uncertainties about an entity’s ability to continue as a going concern, the adoption of this standard is not expected to impact our financial position or results of operations.

In June 2014, the FASB issued ASU 2014-10, Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements, Including an Amendment to Variable Interest Entities Guidance in Topic 810, Consolidation. The amendments in this update remove all incremental financial reporting requirements from U.S. GAAP for development stage entities and also eliminate an exception provided to development stage entities in Topic 810, Consolidation, for determining whether an entity is a variable interest entity on the basis of the amount of investment equity that is at risk. These amendments are effective for annual reporting periods beginning after December 15, 2014, and interim periods therein, with early application permitted. Early application of each of the amendments is permitted for any annual reporting period or interim period for which the entity’s financial statements have not yet been issued (public business entities) or made available for issuance (other entities). We early adopted this pronouncement. As the objective of the amendments in this update is to improve financial reporting by reducing the cost and complexity associated with the incremental reporting requirements for development stage entities our early adoption of this guidance has not impacted our financial position or results of operations.

Note 3 - Going Concern

The Company’s financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern that contemplates the realization of assets and liquidation of liabilities in the normal course of business.

The Company demonstrates adverse conditions that raise substantial doubt about the Company's ability to continue as a going concern for one year following the issuance of these financial statements. These adverse conditions are negative financial trends, specifically operating loss, and no established sources of revenues.

The Company has not established any source of revenue to cover its operating costs. Management plans to fund operating expenses with related party contributions to capital. There is no assurance that management's plan will be successful.

-F23-

Note 4 - Commitments and Contingencies

The Company follows ASC 450-20, Loss Contingencies, to report accounting for contingencies.  Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated. There were no commitments or contingencies as of December 31, 2015 with the exception of that with ETN Services, LLC.

On October 19, 2015 the Company entered into and consummated an agreement with ETN Services, LLC for ETN Services, LLC to provide consulting services to the Company. As detailed in the agreement with ETN Services, LLC, the Company is to pay ETN Services, LLC $5,000 upon filing of a S-1 Registration Statement on behalf of Ihealthcare, Inc. (post merger). Additionally, after the Registration Statement is deemed to be effective by the SEC, the Company is to pay ETN Services, LLC an additional $5,000. Finally, after a market maker files form 15c2-11 on the Company’s behalf and a ticker symbol has been attained, the Company is to pay ETN Services and additional $5,000. All payments to ETN Services are to be made within 7 days of the Company’s receipt of an invoice detailing the payment terms and amount.

Note 5 - Income Taxes

The Company has not recognized an income tax benefit for its operating losses generated based on uncertainties concerning its ability to generate taxable income in future periods. The tax benefit for the period presented is offset by a valuation allowance established against deferred tax assets arising from the net operating losses, the realization of which could not be considered more likely than not. In future periods, tax benefits and related deferred tax assets will be recognized when management considers realization of such amounts to be more likely than not.

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carryforwards for Federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur, net operating loss carryforwards may be limited as to use in future years.

As of December 31, 2015, the Company has incurred a net loss of approximately $3,000 which resulted in a net operating loss for income tax purposes. NOLs begin expiring in 2035. The loss results in a deferred tax asset of approximately $1,050 at the effective statutory rate of 35%. The deferred tax asset has been off-set by an equal valuation allowance.

December 31, 2015
Deferred tax asset, generated from net operating loss at statutory rates	$1,050
Valuation allowance	(1,050)
$—

 The reconciliation of the effective income tax rate to the federal statutory rate is as follows:

Federal income tax rate	35.0%
Increase in valuation allowance	(35.0)%
Effective income tax rate	0.0%

Note 6 - Shareholder Equity

Preferred Stock

There were no shares of preferred stock authorized.

Common Stock

On October 19, 2015 6,250 shares of common stock with no par value were issued to Noel Mijares, the President of the Company. During December 31, 2015 a subscription receivable was recorded for $37,500 for the payment due to the Company for the 6,250 shares issued at $6 per share.

On October 19, 2015 3,750 shares of common stock with no par value were issued to David A. Bingaman, the Vice President and Secretary of the Company. During December 31, 2015 a subscription receivable was recorded for $22,500 for the payment due to the Company for the 3,750 shares issued at $6 per share.

During the period ending December 31, 2015 Mr. Mijares made payments totaling $16,450 and Mr. Bingaman made payments totaling $8,750 which reduced the subscription receivable from $60,000 to $34,800.

The Company does not have any potentially dilutive instruments as of December 31, 2015 and, thus, anti-dilution issues are not applicable.

Pertinent Rights and Privileges

Holders of shares of Common Stock are entitled to one vote for each share held to be used at all stockholders’ meetings and for all purposes including the election of directors. Common Stock does not have cumulative voting rights. Nor does it have preemptive or preferential rights to acquire or subscribe for any unissued shares of any class of stock.

Note 7 - Related-Party Transactions

On October 19, 2015 6,250 shares of common stock with no par value were issued to Noel Mijares, the President of the Company. During December 31, 2015 a subscription receivable was recorded for $37,500 for the payment due to the Company for the 6,250 shares issued at $6 per share.

On October 19, 2015 3,750 shares of common stock with no par value were issued to David A. Bingaman, the Vice President and Secretary of the Company. During December 31, 2015 a subscription receivable was recorded for $22,500 for the payment due to the Company for the 3,750 shares issued at $6 per share.

During the period ending December 31, 2015 Mr. Mijares made payments totaling $16,450 and Mr. Bingaman made payments totaling $8,750 which reduced the subscription receivable from $60,000 to $34,800.

Unisource Discovery, Inc., is a related party and is controlled by our Chief Executive Officer, Noel Mijares. During the period the Company advanced Unisource Discovery Inc. $7,500 and received payment of $7,400 on these advances. The total due to the Company as December 31, 2015 is $100. This is due to the Company on demand and is non-interest bearing.

As of December 31, 2015 $500 was due to Pharma Tropical, Inc. Pharma Tropical is a related party and is owned and controlled by Noel Mijares. The $500 is due on demand and is non-interest bearing.

Note 8 - Subsequent Events

On February 18, 2016 we, Ihealthcare, Inc., a Florida Corporation entered into a licensing agreement with Innovative Laboratory Solutions “ILS” granting us the rights to sell and distribute their product known as the “UDT Cup” Multi-Panel [16] urinalysis cup.

Pursuant to the Agreement and Plan of Merger (“Agreement”) dated April 22, 2016, by and between, Ihealthcare, Inc. a Florida Corporation (“Ihealthcare, Inc.-Florida”), and Opulent Acquisition, Inc., a Delaware Corporation, (“Ihealthcare, Inc.-Delaware” or the “Surviving Corporation), jointly the (“Constituent Corporations”) effective as of April 22, 2016, Ihealthcare, Inc.-Florida merged with and into Ihealthcare, Inc.-Delaware with Ihealthcare, Inc.-Delaware continuing as the Surviving Corporation.

Immediately before the effective time of the Merger each share of common stock, par value $0.0001 per share of Ihealthcare-Delaware held by Ihealthcare-Florida was cancelled. Each share issued and outstanding of Ihelathcare-Florida held by the shareholders was converted into one hundred validly issued, fully paid, and nonassessable shares of common stock, par value $0.0001 per share of Ihealthcare-Delaware.

-F24-

Pages

Balance Sheets (As of February 29, 2016) (unaudited)	F26

Statements of Operations (Three months ended) (unaudited)	F27

Statements of Operations (For the year ended) (unaudited)	F28

Notes to Unaudited Pro Forma Statements	F29

The following unaudited pro forma combined financial statements give effect to the Merger between Ihealthcare, Inc., a Florida Company, and Opulent Acquisition, Inc., now known as, Ihealthcare, Inc., a Delaware Company.

Pursuant to the Agreement and Plan of Merger (“Agreement”) dated April 22, 2016, by and between, Ihealthcare, Inc. a Florida Corporation (“Ihealthcare, Inc.-Florida”), and Opulent Acquisition, Inc., a Delaware Corporation, (“Ihealthcare, Inc.-Delaware” or the “Surviving Corporation), jointly the (“Constituent Corporations”) effective as of April 22, 2016, Ihealthcare, Inc.-Florida merged with and into Ihealthcare, Inc.-Delaware with Ihealthcare, Inc.-Delaware continuing as the Surviving Corporation.

The board of directors of the Constituent Corporations have declared the Merger Agreement advisable, fair to and in the best interests of the Constituent Corporations and have approved the Merger.

Previous to the Merger Noel Mijares owned 6,250 shares of common stock of Ihealthcare, Inc., the Florida Company and David A Bingaman owned 3,750 shares of common stock of Ihealthcare, Inc., the Florida Company. After the merger each one of these shares were converted into 100 shares of our common stock (Ihealthcare, Inc., a Delaware Company, formerly known as Opulent Acquistion, Inc). The 20,000,000 shares of common stock owned by Ihealthcare, Inc., a Florida Company of Ihealthcare, Inc., formerly known as Opulent Acquistion Inc., a Delaware Company were cancelled upon consummation of the merger.

Currently, Noel Mijares owns 625,000 shares of our common stock and David A Bingaman owns 375,000 shares of our common stock.

The unaudited pro forma combined balance sheet as of February 29, 2016 as well as the unaudited combined statements of operations for the year ended November 30, 2015 and for the three months ended February 29, 2016, presented herein, gives effect to the Merger as if the transaction had occurred at the beginning of such period and includes certain adjustments within the Stockholder’s Equity section that are directly attributable to the transaction.

The unaudited pro forma combined financial statements have been prepared for illustrative purposes only and are not necessarily indicative of the consolidated financial position or results of operations in future periods or the results that actually would have been realized had Ihealthcare, Inc., a Florida Company, and Opulent Acquisition, Inc., a Delaware company been a combined company during the specified periods.

-F25-

Pro Forma Combined Balance Sheets

(Unaudited)

	Ihealthcare, Inc., Formerly known as Opulent Acquisition, Inc. (As of February 29, 2016)	Ihealthcare, Inc. (As of February 29, 2016)		Pro Forma Adjustments	Pro Forma (Combined)
ASSETS

Cash	$-	$100		$-	$100
Advance due from related party	-	100		-	100
Deposit held in Escrow	-	25,000		A (25,000)	-
TOTAL ASSETS	$-	$25,200	$	A (25,000)	$200

LIABILITIES & STOCKHOLDERS’ EQUITY (DEFICIT)
Current Liabilities

Accrued expenses	$3,500	$-		$-	$3,500
Due to related party	-	500		-	500
Total Current Liabilities	3,500	500		-	4,000

TOTAL LIABILITIES	3,500	500		-	4,000

Stockholders’ Equity (Deficit)
Preferred stock ($.0001 par value, 20,000,000 shares authorized; none issued and outstanding)	-	-		-	-
Preferred stock ($.0001 par value, 6,500,000 total Preferred shares authorized; Series A Preferred Stock - 1,500,000 shares authorized, none issued and outstanding; Series B Preferred Stock - 5,000,000 shares authorized, none issued and outstanding)	-	-		-	-

Common stock ($.0001 par value, 500,000,000 shares authorized, 20,000,000 shares issued and outstanding as of February 29, 2016)	2,000	-		A (1,900)	100
Common stock (no par value, 10,000 shares issued and outstanding as of February 29, 2016)	-	60,000		A (60,000)	-
Subscription Receivable	-	(34,800)		-	(34,800)

Additional Paid in Capital	10,894	3,251		A 36,900	51,045
Accumulated Deficit	(16,394)	(3,751)		-	(20,145)

Total Stockholders’ Equity (Deficit)	(3,500)	24,700		A (25,000)	(3,800)

TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY (DEFICIT)	$-	$25,200	$	A (25,000)	$200

See Notes and Assumptions to Unaudited Pro Forma Combined Financial Statements.

-F26-

Statements of Operations

(Unaudited)

	Ihealthcare, Inc., Formerly known as Opulent Acquisition, Inc. (Three Months Ended February 29, 2016)	Ihealthcare, Inc. (Three Months Ended March 31, 2016)	Pro Forma Adjustments	Pro Forma (Combined)
Operating expenses
General and Administrative	$-	$550	$-	$550
Marketing and Promotion	-	1,326	-	1,326
Professional fees	4,750	14,500	-	19,250
Total operating expenses	4,750	16,376	-	21,126
Net loss	$(4,750)	$(16,376)	$-	$(21,126)
Basic and Diluted net loss per common share	$(0.00)	$(0.02)	$-	$(0.02)

Weighted average number of common shares outstanding-Basic and Diluted	20,000,000	1,000,000	(20,000,000)	1,000,000

See Notes and Assumptions to Unaudited Pro Forma Combined Financial Statements.

-F27-

Statements of Operations

(Unaudited)

	Ihealthcare, Inc., Formerly Known as Opulent Acquisition, Inc. (For the year ended November 30, 2015)	Ihealthcare, Inc. (For the period from September 8, 2015 (inception) through December 31, 2015)	Pro Forma Adjustments	Pro Forma (Combined; Unaudited)

Operating Expenses
General and administrative expenses	$7,496	$3,000	$-	$10,496
Total Operating Expenses	7,496	3,000	-	10.496

Net loss	$(7,496)	$(3,000)	$-	$(10,496)

Net loss per common share

Basic and Diluted net loss per share of common stock	$(0.00)	$(0.47)	$-	$(0.01)

Weighted average number of common shares outstanding – Basic and Diluted	20,000,000	6,404	(19,006,404)	1,000,000

See Notes and Assumptions to Unaudited Pro Forma Combined Financial Statements.

-F28-

NOTES AND ASSUMPTIONS TO PRO FORMA COMBINED FINANCIAL STATEMENTS

(Unaudited)

On April 22, 2016 we, Opulent Acquisition, Inc. (“Ihealthcare, Inc.-Delaware”) entered into and consummated a merger with Ihealthcare, Inc., a Florida Company (“Ihealthcare, Inc.-Florida”). Ihealthcare, Inc.-Delaware is the Surviving Corporation as result of the merger. The officers and directors of Opulent Acquisition, Inc., now known as Ihealthcare, Inc., remained the same and unchanged. Our officers and directors continue to serve their respective positions with the Company.

On April 22, 2016, the Company filed with the Delaware Secretary of State an amendment to the Company’s certificate of incorporation, changing its name to Ihealthcare, Inc.

(A) Previous to the Merger Noel Mijares owned 6,250 shares of common stock of Ihealthcare, Inc., the Florida Company and David A Bingaman owned 3,750 shares of common stock of Ihealthcare, Inc., the Florida Company. After the merger each one of these shares were converted into 100 shares of our common stock (Ihealthcare, Inc., a Delaware Company, formerly known as Opulent Acquistion, Inc). The 20,000,000 shares of common stock owned by Ihealthcare, Inc., a Florida Company of Ihealthcare, Inc., formerly known as Opulent Acquistion Inc., a Delaware Company were cancelled upon consummation of the merger.

Currently, Noel Mijares owns 625,000 shares of our common stock and David A Bingaman owns 375,000 shares of our common stock.

The total number of authorized shares of stock that the Company is authorized to issue is 150,000,000, consisting of 143,500,000 shares of Common Stock, $0.0001 par value per share, and 6,500,000 shares of Preferred Stock, $0.0001 par value per share. The first Series of Preferred Stock is designated “Series A Preferred Stock” and consists of 1,500,000 shares. The second Series of Preferred Stock is designated “Series B Preferred Stock” and consists of 5,000,000 shares.

Per our restated Articles of Incorporation:

Common Stock

The holders of outstanding shares of Common Stock are entitled to receive dividends out of assets or funds legally available for the payment of dividends of such times and in such amounts as the board from time to time may determine. Holders of Common Stock are entitled to one vote for each share held on all matters submitted to a vote of shareholders. There is no cumulative voting of the election of directors then standing for election. The Common Stock is not entitled to pre-emptive rights and is not subject to conversion or redemption. Upon liquidation, dissolution or winding up of our company, the assets legally available for distribution to stockholders are distributable ratably among the holders of the Common Stock after payment of liquidation preferences, if any, on any outstanding payment of other claims of creditors.

The holders of the Common Stock are entitled to one vote for each share of Common Stock held at all meetings of stockholders (and written actions in lieu of meetings); provided, however, that, except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to the Certificate of Incorporation that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to the Certificate of Incorporation or pursuant to the DGCL. The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by (in addition to any vote of the holders of one or more series of Preferred Stock that may be required by the terms of the Certificate of Incorporation) the affirmative vote of the holders of shares of capital stock of the Corporation representing a majority of the votes represented by all outstanding shares of capital stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the DGCL.

Preferred Stock

Shares of Preferred Stock may be issued from time to time in one or more series, each of which shall have such distinctive designation or title as shall be determined by our Board of Directors (“Board of Directors”) prior to the issuance of any shares thereof. Preferred Stock shall have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated in such resolution or resolutions providing for the issue of such class or series of Preferred Stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all the then outstanding shares of our capital stock entitled to vote generally in the election of the directors, voting together as a single class, without a separate vote of the holders of the Preferred Stock, or any series thereof, unless a vote of any such holders is required pursuant to any Preferred Stock Designation.

The holders of shares of Common Stock, Series A Preferred Stock, Series B Preferred Stock shall (a) at all times vote together as a single class on all matters (including the election of directors) submitted to a vote or for the consent of the stockholders of the corporation, (b) be entitled to notice of any stockholders’ meeting in accordance with the Bylaws of the corporation and (c) be entitled to vote upon such matters and in such manner as may be provided by applicable law. Except as otherwise expressly provided herein or required by applicable law, each holder of Common Stock and Preferred B Stock shall have the right to one (1) vote per share of held of record by such holder and each holder of Series A Preferred Stock shall have the right to one hundred (100) votes per share of Series A Preferred Stock held of record by such holder.

-F29-

INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs (assuming all shares are sold) of this offering are as follows:

SEC Registration Fee	$6.29
Auditor Fees and Expenses	$3,000.00
Legal Fees	$1,000.00
Consulting Fees	$20,000.00
Transfer Agent Fees	$1,000.00
TOTAL	$25,006.29

(1) All amounts are estimates, other than the SEC’s registration fee.

INDEMNIFICATION OF OFFICER(S) AND DIRECTOR(S)

Delaware Corporation Law and our Certificate of Incorporation, allow us to indemnify our officers and Directors from certain liabilities and our Bylaws, as amended (“Bylaws”), state that we shall indemnify every (i) present or former Director, advisory Director or officer of us and (ii) any person who while serving in any of the capacities referred to in clause (i) served at our request as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust, association or other enterprise. (each an “Indemnitee”).

Our Bylaws provide that every corporate agent of our Company who was or is a party or is threatened to be made a party to or is involved in any action, suitor proceeding, whether civil,criminal, administrative or investigative, by reason of the fact that he or a person of whom he is the legal representative us or was a director or officer of the corporation or is or was serving as the request of the corporation or for its benefit as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the General Corporation Law of the State of Delaware from time to time against all expenses., liability and loss (including attorneys' fees, judgments', fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith. The expenses of officers and directors incurred in defending a civil or criminal action,suit or proceeding must be paid by the corporation as they incurred and in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. Such right if indemnification shall be a contract right which may be enforced in any manner desired by such person. Such right of indemnification shall not be exclusive of any other right which such directors, officers, or representatives may have hereafter acquire and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of shareholders, provisions of law or otherwise, as well as their right under this Article.

Furthermore our Certificate of Incorporation provides that the corporation shall indemnify to the fullest extent permitted by law any party to the Company made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director or officer of the corporation or any predecessor of the Corporation, or serves or served at any other enterprise as a director or officer at the request of the corporation or any predecessor to the corporation.

RECENT SALES OF UNREGISTERED SECURITIES

On January 14, 2016 Mr. Jeffrey DeNunzio, the sole shareholder of the Company, transferred to Ihealthcare, Inc., a Florida Company, 20,000,000 shares of our common stock which represented all of our issued and outstanding shares at the time of transfer. The transfer was the result of the sale of the Company to Ihealthcare, Inc., the Florida Company.

On January 14, 2016 Ihealthcare, Inc., a Florida Company, became the controlling shareholder of Opulent Acquisition, Inc. At the time of the sale of Opulent Acquisition, Inc., Mr. Mijares owned 62.5% and Mr. Bingaman owned 37.5% of the issued and outstanding shares of Ihealthcare, Inc., the Florida Company.

On April 22, 2016 we, Opulent Acquisition, Inc. (“Ihealthcare, Inc.-Delaware”) entered into and consummated a merger with Ihealthcare, Inc., a Florida Company (“Ihealthcare, Inc.-Florida”). Ihealthcare, Inc.-Delaware is the Surviving Corporation as result of the merger. The officers and directors of Opulent Acquisition, Inc., now known as Ihealthcare, Inc., remained the same and unchanged. Our officers and directors continue to serve their respective positions with the Company.

On April 22, 2016, the Company filed with the Delaware Secretary of State an amendment to the Company’s certificate of incorporation, changing its name to Ihealthcare, Inc.

EXHIBITS TO REGISTRATION STATEMENT

Exhibit Number	Description of Exhibit
3.1	Restated Articles of Incorporation (1)
3.2	Bylaws (1)
5.1	Legal Opinion Letter (2)
23.1	Consent of Independent Accounting Firm “MaloneBailey LLP” (2)
23.2	Consent of Independent Accounting Firm “MaloneBailey LLP” (2)
99.1	Subscription Agreement Specimen (2)

(1) Filed as an exhibit to the Form 8-K filed with the SEC on April 22, 2016.

(2) Filed herewith.

UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 383(b) (§230.383(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 383(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 383;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Miami, Florida, on May 16, 2016.

IHEALTHCARE, INC.

By: /s/ Noel Mijares
Name: Noel Mijares
Title: Chief Executive Officer Date: May 16, 2016

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name: Noel Mijares  Signature: /s/ Noel Mijares  Title: President, and Chief Executive Officer (Principal Executive Officer) Date: May 16, 2016

Name: David A. Bingaman  Signature: /s/ David A. Bingaman  Title: Chief Financial Officer (Principal Financial Officer)  Date: May 16, 2016

Name: David A. Bingaman  Signature: /s/ David A. Bingaman  Title: Chief Accounting Officer (Principal Accounting Officer)  Date: May 16, 2016

Name: Noel Mijares  Signature: /s/ Noel Mijares  Title: Director Date: May 16, 2016

Name: David A. Bingaman  Signature: /s/ David A. Bingaman  Title: Director Date: May 16, 2016